EXECUTION COPY

                                                                   EXHIBIT 10.11
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                      $60,000,000 REVOLVING CREDIT FACILITY
                                CREDIT AGREEMENT

                                  by and among

                          PROFESSIONAL DETAILING, INC.,
                    TVG, INC., PDI INVESTMENT COMPANY, INC.,
                                PROTOCALL, INC.,
                                       and
                            LIFECYCLE VENTURES, INC.,
                                  as Borrowers,

                                       and

                             THE BANKS PARTY HERETO,

                         PNC BANK, NATIONAL ASSOCIATION,
                     as Administrative and Syndication Agent

                                       and

                  THE BANK OF NEW YORK, as Documentation Agent

                           Dated as of March 30, 2001

                                      with

                   PNC CAPITAL MARKETS, INC., as Lead Arranger

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                                                                   EXHIBIT 10.11
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                                TABLE OF CONTENTS

CREDIT AGREEMENT...............................................................1

1.  CERTAIN DEFINITIONS........................................................1
    1.1  Certain Definitions...................................................1
          1.1.1.    Construction..............................................20
          1.1.2.    Number; Inclusion.........................................20
          1.1.3.    Determination.............................................20
          1.1.4.    Agent's Discretion and Consent............................20
          1.1.5.    Reasonable Discretion and Determinations..................20
          1.1.6.    Documents Taken as a Whole................................20
          1.1.7.    Headings..................................................21
          1.1.8.    Implied References to this Agreement......................21
          1.1.9.    Persons...................................................21
          1.1.10.   Modifications to Documents................................21
          1.1.11.   From, To and Through......................................21
          1.1.12.   Shall; Will...............................................21
    1.2  Accounting Principles................................................21

2.  REVOLVING CREDIT FACILITY.................................................22
    2.1  Revolving Credit Commitments.........................................22
    2.2  Nature of Banks' Obligations with Respect to Revolving
         Credit Loans.........................................................22
    2.3  Commitment Fees......................................................23
    2.4  Revolving Credit Closing Fee.........................................23
    2.5  Revolving Credit Loan Requests.......................................23
    2.6  Making Revolving Credit Loans........................................24
    2.7  Revolving Credit Notes...............................................24
    2.8  Use of Proceeds......................................................24
    2.9  Letter of Credit Subfacility.........................................24
          2.9.1.    Issuance of Letters of Credit.............................24
          2.9.2.    Letter of Credit Fees.....................................25
          2.9.3.    Disbursements, Reimbursement..............................25
          2.9.4.    Repayment of Participation Advances.......................26
          2.9.5.    Documentation.............................................27
          2.9.6.    Determinations to Honor Drawing Requests..................27
          2.9.7.    Nature of Participation and Reimbursement Obligations.....27
          2.9.8.    Indemnity.................................................28
          2.9.9.    Liability for Acts and Omissions..........................28
          2.9.10.   Existing Commerce Letters of Credit.......................29

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    2.10 Increase of the Revolving Credit Commitments.........................30
          2.10.1.   Requests for Increase Generally...........................30
          2.10.2.   Additional Increase Provisions............................30
    2.11 Extension by Banks of the Expiration Date............................31
          2.11.1.   Requests; Approval by All Banks...........................31
          2.11.2.   Approval by Required Banks of Extension...................31
    2.12 Reduction of Commitments.............................................31

3. INTEREST RATES.............................................................32
    3.1  Interest Rate Options................................................32
          3.1.1.    Revolving Credit Interest Rate Options....................32
          3.1.2.    Rate Quotations...........................................32
    3.2  Interest Periods.....................................................33
          3.2.1.    Amount of Borrowing Tranche...............................33
          3.2.2.    Renewals..................................................33
    3.3  Interest After Default...............................................33
          3.3.1.    Letter of Credit Fees, Interest Rate......................33
          3.3.2.    Other Obligations.........................................33
          3.3.3.    Acknowledgment............................................33
    3.4  Euro-Rate Unascertainable; Illegality; Deposits Not Available........34
          3.4.1.    Unascertainable...........................................34
          3.4.2.    Illegality; Increased Costs; Deposits Not Available.......34
          3.4.3.    Agent's and Bank's Rights.................................34
    3.5  Selection of Interest Rate Options...................................35

4.  PAYMENTS..................................................................35
    4.1  Payments.............................................................35
    4.2  Pro Rata Treatment of Banks..........................................35
    4.3  Interest Payment Dates...............................................36
    4.4  Voluntary Prepayments................................................36
          4.4.1.    Right to Prepay...........................................36
          4.4.2.    Replacement of a Bank.....................................37
          4.4.3.    Change of Lending Office..................................37
    4.5  Mandatory Prepayments................................................38
          4.5.1.    Borrowing Base............................................38
          4.5.2.    Sale of Receivables.......................................38
          4.5.3.    Application Among Interest Rate Options...................38
    4.6  Additional Compensation in Certain Circumstances.....................38
          4.6.1.    Increased Costs or Reduced Return Resulting from
                    Taxes, Reserves, Capital Adequacy Requirements,
                    Expenses, Etc. ...........................................38
          4.6.2.    Indemnity.................................................39

5.  REPRESENTATIONS AND WARRANTIES............................................40
    5.1  Representations and Warranties.......................................40


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          5.1.1.    Organization and Qualification............................40
          5.1.2.    Capitalization and Ownership..............................40
          5.1.3.    Subsidiaries..............................................40
          5.1.4.    Power and Authority.......................................41
          5.1.5.    Validity and Binding Effect...............................41
          5.1.6.    No Conflict...............................................41
          5.1.7.    Litigation................................................42
          5.1.8.    Title to Properties.......................................42
          5.1.9.    Financial Statements......................................42
          5.1.10.   Use of Proceeds; Margin Stock.............................43
          5.1.11.   Full Disclosure...........................................43
          5.1.12.   Taxes.....................................................43
          5.1.13.   Consents and Approvals....................................44
          5.1.14.   No Event of Default; Compliance with Instruments..........44
          5.1.15.   Patents, Trademarks, Copyrights, Licenses, Etc............44
          5.1.16.   Insurance.................................................44
          5.1.17.   Compliance with Laws......................................45
          5.1.18.   Material Contracts; Burdensome Restrictions...............45
          5.1.19.   Investment Companies; Regulated Entities..................45
          5.1.20.   Plans and Benefit Arrangements............................45
          5.1.21.   Employment Matters........................................46
          5.1.22.   Environmental Matters.....................................47
          5.1.23.   Senior Debt Status........................................48
          5.1.24.   Year 2000.................................................48
    5.2  Updates to Schedules.................................................48

6.  CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT...................48
    6.1   First Loans and Letters of Credit...................................49
           6.1.1.    Officer's Certificate....................................49
           6.1.2.    Secretary's Certificate..................................49
           6.1.3.    Opinion of Counsel.......................................49
           6.1.4.    Legal Details............................................50
           6.1.5.    Payment of Fees..........................................50
           6.1.6.    Consents.................................................50
           6.1.7.    Officer's Certificate Regarding MACs.....................50
           6.1.8.    No Violation of Laws.....................................50
           6.1.9.    No Actions or Proceedings................................50
           6.1.10.   Insurance Policies; Certificates of Insurance;
                     Endorsements.............................................51
           6.1.11.   Lien Searches............................................51
           6.1.12.   Field Audit..............................................51
           6.1.13.   Glaxo Matters............................................51
           6.1.14.   Management Letters.......................................51
           6.1.15.   Administrative Questionnaire.............................51
    6.2   Each Additional Loan or Letter of Credit............................51


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7.  COVENANTS.................................................................52
    7.1   Affirmative Covenants...............................................52
           7.1.1.    Preservation of Existence, Etc...........................52
           7.1.2.    Payment of Liabilities, Including Taxes, Etc.............52
           7.1.3.    Maintenance of Insurance.................................52
           7.1.4.    Maintenance of Properties and Leases.....................53
           7.1.5.    Maintenance of Patents, Trademarks, Etc..................53
           7.1.6.    Visitation Rights; Field Exams...........................53
           7.1.7.    Keeping of Records and Books of Account..................54
           7.1.8.    Plans and Benefit Arrangements...........................54
           7.1.9.    Compliance with Laws.....................................54
           7.1.10.   Use of Proceeds..........................................54
    7.2   Negative Covenants..................................................54
           7.2.1.    Indebtedness.............................................55
           7.2.2.    Liens; Negative Pledges..................................55
           7.2.3.    Guaranties...............................................55
           7.2.4.    Loans and Investments....................................56
           7.2.5.    Dividends and Related Distributions......................57
           7.2.6.    Liquidations, Mergers, Consolidations, Acquisitions......57
           7.2.7.    Permitted Joint Ventures.................................59
           7.2.8.    Dispositions of Assets or Subsidiaries...................60
           7.2.9.    Affiliate Transactions...................................61
           7.2.10.   Subsidiaries, Partnerships...............................61
           7.2.11.   Continuation of or Change in Business....................61
           7.2.12.   Plans and Benefit Arrangements...........................61
           7.2.13.   Fiscal Year .............................................62
           7.2.14.   Changes in Organizational Documents......................62
           7.2.15.   Minimum Fixed Charge Coverage Ratio......................62
           7.2.16.   Maximum Leverage Ratio...................................63
           7.2.17.   Minimum Net Worth........................................63
           7.2.18.   Capital Expenditure Limitation...........................63
           7.2.19.   Amendment to Glaxo Agreement.............................63
           7.2.20.   Indirect Means...........................................63
    7.3   Reporting Requirements..............................................63
           7.3.1.    Monthly Borrowing Base Information.......................64
           7.3.2.    Quarterly Financial Statements...........................64
           7.3.3.    Annual Financial Statements..............................64
           7.3.4.    Certificate of PDI.......................................65
           7.3.5.    Notice of Default........................................66
           7.3.6.    Notice of Litigation.....................................66
           7.3.7.    Certain Events...........................................66
           7.3.8.    Budgets, Forecasts, Other Reports and Information........66
           7.3.9.    Notices Regarding Plans and Benefit Arrangements.........67

8.  DEFAULT...................................................................68
    8.1   Events of Default...................................................68


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           8.1.1.    Payments Under Loan Documents............................69
           8.1.2.    Breach of Warranty.......................................69
           8.1.3.    Breach of Negative Covenants or Visitation Rights........69
           8.1.4.    Breach of Other Covenants................................69
           8.1.5.    Defaults in Other Agreements or Indebtedness.............69
           8.1.6.    Final Judgments or Orders................................69
           8.1.7.    Loan Document Unenforceable..............................70
           8.1.8.    Uninsured Losses; Proceedings Against Assets.............70
           8.1.9.    Notice of Lien or Assessment.............................70
           8.1.10.   Insolvency...............................................70
           8.1.11.   Events Relating to Plans and Benefit Arrangements........70
           8.1.12.   Cessation of Business....................................71
           8.1.13.   Change of Control........................................71
           8.1.14.   Involuntary Proceedings..................................71
           8.1.15.   Voluntary Proceedings....................................72
    8.2   Consequences of Event of Default....................................72
           8.2.1.    Events of Default Other Than Bankruptcy, Insolvency
                     or Reorganization Proceedings............................72
           8.2.2.    Bankruptcy, Insolvency or Reorganization Proceedings.....72
           8.2.3.    Set off..................................................72
           8.2.4.    Suits, Actions, Proceedings..............................73
           8.2.5.    Other Rights and Remedies................................73

9.  THE AGENT.................................................................73
    9.1   Appointment.........................................................73
    9.2   Delegation of Duties................................................73
    9.3   Nature of Duties; Independent Credit Investigation..................74
    9.4   Actions in Discretion of Agent; Instructions From the Banks.........74
    9.5   Reimbursement and Indemnification of Agent by the Borrower..........75
    9.6   Exculpatory Provisions; Limitation of Liability.....................75
    9.7   Reimbursement and Indemnification of Agent by Banks.................76
    9.8   Reliance by Agent...................................................76
    9.9   Notice of Default...................................................77
    9.10  Notices.............................................................77
    9.11  Banks in Their Individual Capacities; Agent in its Individual
          Capacity............................................................77
    9.12  Holders of Notes....................................................77
    9.13  Equalization of Banks...............................................78
    9.14  Successor Agent.....................................................78
    9.15  Agent's Fee.........................................................79
    9.16  Availability of Funds...............................................79
    9.17  Calculations........................................................79
    9.18  Beneficiaries.......................................................79
    9.19  Documentation Agent.................................................79

10. MISCELLANEOUS.............................................................80


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    10.1  Modifications, Amendments or Waivers................................80
           10.1.1.   Increase of Commitment; Extension of Expiration Date.....80
           10.1.2.   Extension of Payment; Reduction of Principal Interest
                     or Fees; Modification of Terms of Payment................80
           10.1.3.   Miscellaneous............................................80
    10.2  No Implied Waivers; Cumulative Remedies; Writing Required...........81
    10.3  Reimbursement and Indemnification of Banks by the Borrower;
          Taxes...............................................................81
    10.4  Holidays............................................................82
    10.5  Funding by Branch, Subsidiary or Affiliate..........................82
           10.5.1.   Notional Funding.........................................82
           10.5.2.   Actual Funding...........................................82
    10.6  Notices.............................................................83
    10.7  Severability........................................................83
    10.8  Governing Law.......................................................83
    10.9  Prior Understanding.................................................84
    10.10 Duration; Survival..................................................84
    10.11 Successors and Assigns..............................................84
    10.12 Confidentiality.....................................................85
           10.12.1.General....................................................85
           10.12.2.Sharing Information With Affiliates of the Banks...........86
    10.13 Counterparts........................................................86
    10.14 Agent's or Bank's Consent...........................................86
    10.15 Exceptions..........................................................86
    10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..............................87
    10.17 Tax Withholding Clause..............................................87
    10.18 Joint and Several Liability.........................................88


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                         TABLE OF EXHIBITS AND SCHEDULES

EXHIBIT 1.1(A)    Form of Assignment and Assumption Agreement
EXHIBIT 1.1(B)    Form of Borrowing Base Certificate
EXHIBIT 1.1(C)    Form of Note
EXHIBIT 1.1(P)    PDI Investment Guidelines
EXHIBIT 2.5       Form of Notice of Borrowing
EXHIBIT 6.1.3     Form of Opinion of Borrowers' Counsel
EXHIBIT 7.2.10    Form of Credit Agreement Supplement (Joinder of new
                  Subsidiaries)
EXHIBIT 7.3.4     Form of Compliance Certificate

SCHEDULE 1.1(B)   Commitments and Bank and Borrower Notice Information
SCHEDULE 1.1(P)   Existing Liens
SCHEDULE 2.9.10   Existing Commerce Letters of Credit
SCHEDULE 5.1.1    Borrower/Subsidiary State of Organization and Doing Business
SCHEDULE 5.1.3    List of Subsidiaries
SCHEDULE 5.1.8    List of Leased Real Property (Owned or Leased)
SCHEDULE 5.1.15   Patents and Trademarks
SCHEDULE 5.1.16   Insurance Policies
SCHEDULE 5.1.18   Material Contracts
SCHEDULE 7.2.1    Existing Indebtedness
SCHEDULE 7.2.9    Transactions with Affiliates

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is dated as of March 30, 2001 and is made by and among PROFESSIONAL DETAILING, INC. ("PDI"), a Delaware corporation, TVG, INC., a Delaware corporation, PDI INVESTMENT COMPANY, INC., a Delaware corporation, PROTOCALL, INC., a New Jersey corporation and LIFECYCLE VENTURES, INC. ("LCV"), a Delaware corporation (each a "Borrower" and collectively the "Borrowers"), the Banks (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative and syndication agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"), and THE BANK OF NEW YORK, as documentation agent (hereinafter referred to in such capacity as the "Documentation Agent").

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to provide (i) a short-term revolving credit facility to the Borrower in an aggregate principal amount not to exceed $30,000,000 and (ii) a long-term revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $30,000,000; and

      WHEREAS, the short-term and long-term revolving credit facilities shall be used for general corporate and working capital purposes; and

      WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.    CERTAIN DEFINITIONS

      1.1   Certain Definitions.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

            Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a corporation or trust or managers of a limited liability company, as the case may be.

            Agent shall mean PNC Bank, National Association, in its capacity as administrative and syndication agent for the Banks hereunder, and its successors and assigns.

            Agent's Fee shall have the meaning assigned to such term in Section 9.15.

            Agent's Letter shall have the meaning assigned to such term in
Section 9.15.

            Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all SCHEDULES, EXHIBITS, and other attachments hereto.

            Annual Statements shall have the meaning assigned to such term in
Section 5.1.9(i).

            Applicable Base Rate Margin shall mean the margin (expressed in basis points) to be added to the Base Rate determined by the level of the Leverage Ratio in accordance with the Pricing Grid; provided, however that until receipt by the Banks of PDI's audited financial statements in accordance with
Section 7.3.3 for the fiscal year ended December 31, 2000, the Applicable Base Rate Margin shall be the margin set forth under Level I on such Pricing Grid.

            Applicable Commitment Fee Percentage shall mean the commitment fee rate (expressed in basis points) determined by the level of the Leverage Ratio in accordance with the Pricing Grid; provided, however, that until receipt by the Banks of PDI's audited financial statements in accordance with Section 7.3.3 for the fiscal year ended December 31, 2000, the Applicable Commitment Fee Percentage shall be the percentage set forth under Level I on such Pricing Grid.

            Applicable Euro-Rate Margin shall mean the margin (expressed in basis points) to be added to the Euro-Rate determined by the level of the Leverage Ratio in accordance with the Pricing Grid; provided, however that until receipt by the Banks of PDI's audited financial statements in accordance with
Section 7.3.3 for the fiscal year ended December 31, 2000, the Applicable Euro-Rate Margin shall be the margin set forth under Level I on such Pricing Grid.

            Applicable LCV Advance Rate shall mean 75% until such time as the Agent shall have received and approved the results at a certain field exam, verification and collateral audit of LCV's books, records, operations, properties and receivables, at which time and based upon such results, the Agent may increase or decrease said advance rate in its reasonable discretion; provided, however that any proposed increase shall be subject to the prior approval of all of the Banks.

            Applicable Letter of Credit Fee Percentage shall mean the letter of credit fee (expressed in basis points) rate determined by the level of the Leverage Ratio in accordance with the Pricing Grid; provided, however, that until receipt by the Banks of PDI's audited financial statements in accordance with Section 7.3.3 for the fiscal year ended December 31, 2000, the Applicable Letter of Credit Fee Percentage shall be the percentage set forth under Level I on such Pricing Grid.

            Assignee Bank shall have the meaning assigned to such term in
Section 2.11.2.

            Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank (including any Assignee
Bank), a Transferor Bank and the Agent, substantially in the form of EXHIBIT 1.1(A).

            Authorized Officers shall mean those individuals, designated by written notice to the Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Borrowers required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

            Availability shall mean, at any relevant time of determination, the amount by which the Borrowing Base exceeds the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans plus (ii) (without duplication) the Letter of Credit Outstandings.

            Bank to be Terminated shall have the meaning assigned to such term in Section 2.11.2.

            Banks shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

            Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus .50% per annum.

            Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

            Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

            Borrower and Borrowers shall have the meaning assigned to such terms in the Introductory Paragraph of this Agreement.

            Borrowing Base shall mean, at any time, the sum of (A) 90% of Unencumbered Cash of the Borrowers, plus (B) 80% of Eligible Receivables (exclusive of the Eligible Receivables of LCV), plus (C) the Applicable LCV Advance Rate of the Eligible Receivables of LCV less the LCV Specific Adjustments, plus (D) the value of the Eligible Inventory discounted by an advance rate determined by the Agent from time to time in its reasonable discretion based upon, among other factors, such appraisals, field exams and other forms of valuations as the Agent may deem relevant from time to time and the circumstances under which any such Inventory is acquired, held, processed or otherwise managed by the Borrowers from time to time (provided, however, that the establishment of an advance rate in excess of 40% shall require the prior approval of all of the Banks), for each relevant Calculation Period.

            Borrowing Base Certificate shall mean a certificate in the form of
EXHIBIT 1.1(B) hereto.

            Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

            Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

            Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania or New York, New York and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings in Dollar deposits are carried on in the London interbank market.

            Capital Expenditures of any Person shall mean expenditures (whether paid in cash or other consideration or accrued as a liability) for fixed or capital assets determined in accordance with GAAP (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance) made by such Person.

            Calculation Period shall mean each calendar month beginning with March 2001, and each successive month thereafter.

            Closing Date shall mean the Business Day on which all the conditions specified in Section 6.1 have been satisfied as determined by the Agent and the Banks in their sole discretion, which is intended to be April 27, 2001. The closing shall take place at 11:00 a.m., Eastern Standard Time, on the Closing Date at the New Brunswick, New Jersey offices of Windels Marx Lane & Mittendorf, LLP, or at such other time and place as the parties agree.

            Commitment shall mean as to any Bank the aggregate of its Short-Term Revolving Credit Commitment and Long-Term Revolving Commitment, and Commitments shall mean the aggregate of the Short-Term Revolving Credit Commitments and Long-Term Revolving Credit Commitments of all of the Banks.

            Commitment Fee shall have the meaning assigned to such term in
Section 2.3.

            Consideration shall mean, with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Borrowers, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Borrowers, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Borrower in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Borrowers in connection therewith.

            Consolidated EBIT plus Rent for any period of determination shall mean (i) the sum of net income, interest expense and income tax expense, and rental expense under operating leases minus (ii) non-cash credits to net income, in each case of PDI and the Restricted Subsidiaries for such period determined and consolidated (as to PDI and the Restricted

Subsidiaries only) in accordance with GAAP; provided, however that the Consolidated EBIT plus Rent calculation shall be made without consideration of any income derived from any investment or interest in any Unrestricted Subsidiary or other Permitted Joint Venture, other than any cash dividends or other form of cash distributions from any Unrestricted Subsidiary or other Permitted Joint Venture received by PDI or any Restricted Subsidiary during the relevant period of determination.

            Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of PDI and the Restricted Subsidiaries for such period determined and consolidated (as to PDI and the Restricted Subsidiaries only) in accordance with GAAP; provided, however that the Consolidated EBITDA calculation shall be made without consideration of any income derived from any investment or interest in any Unrestricted Subsidiary or other Permitted Joint Venture, other than any cash dividends or other form of cash distributions from any Unrestricted Subsidiary or other Permitted Joint Venture received by PDI or any Restricted Subsidiaries during the relevant period of determination.

            Consolidated Net Worth shall mean as of any date of determination total stockholders' equity of PDI and the Restricted Subsidiaries as of such date determined and consolidated (as to PDI and the Restricted Subsidiaries only) in accordance with GAAP; provided, however, that the Consolidated Net Worth calculation shall be made without consideration of asset attributable to any investment or interest of any Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary or any other Permitted Joint Venture.

            Consolidated Total Debt shall mean the aggregate amount of the Indebtedness plus any usage under any Receivables Securitization, if any, in each case of PDI and the Restricted Subsidiaries as of any date of determination, determined and consolidated (as to PDI and the Restricted Subsidiaries only) in accordance with GAAP.

            Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from any of the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires investigation, cleanup, removal, remediation, containment, abatement or other response action or which otherwise constitutes a violation of Environmental Laws.

            Deferred Payments shall mean (i) in connection with any Permitted Acquisition, the portion of the Consideration (whether in the form of a contingent funding obligation or otherwise) remaining after the initial payments of Consideration that a Borrower or Restricted Subsidiary is required to fund within 12 months of the consummation of such transaction or (ii) in connection with any Permitted Joint Venture, the cash, property or assets (whether in the form of a contingent funding obligation or otherwise) remaining after the initial payments and/or contributions that a Borrower or any Restricted Subsidiary are required to fund or contribute within 12 months of the consummation of such transaction.

            Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

            Documentation Agent shall mean The Bank of New York, in its capacity as documentation agent under this Agreement, and its successors and assigns.

            Drawing Date shall have the meaning assigned to such term in Section 2.9.3.2.

            Eligible Inventory shall mean saleable finished goods produced or acquired by any of the Borrowers in the ordinary course of business which (i) are stored in locations owned or leased by any of the Borrowers and do not constitute goods in transit to any third party; provided, however that such goods shall not be deemed ineligible solely because such goods are in the possession of a provider of public warehouse space or an agent of a Borrower responsible for the storage and/or distribution of such goods, which, in either case, has been paid currently for the use of such space or the rendition of such services by the relevant Borrower, (ii) are not subject to any consignment or similar arrangement whereby said goods are in the actual or constructive possession of customers of any of the Borrowers for subsequent resale in the ordinary course of business of such customers, (iii) are not subject to any Lien (other than in favor of the Agent for the ratable benefit of the Banks), (iv) do not consist of packaging materials, supplies or work-in-process, or returned or rejected finished goods, (v) do not constitute Glaxo Inventory or are otherwise subject to recapture or any other form of off-set or title retention arrangement with the manufacturer of such goods, (vi) can be sold by the Borrowers in the ordinary course of business in accordance with applicable Law without unduly burdensome restrictions, and (vii) the Agent has deemed to be otherwise acceptable in its reasonable discretion. The Agent reserves the right to revise the standards of eligibility from time to time in its reasonable discretion; provided, however, that any such revisions that are less restrictive of the standards set forth above in this definition shall require the consent of the Required Banks. Eligible Inventory shall be valued at the lower cost or market value determined on a first-in, first-out basis.

            Eligible Receivables shall mean all accounts receivable of the Borrowers which are the result of the sale of goods or rendition of services in the ordinary course of business other than accounts receivable (i) which have remained unpaid for more than 90 days from invoice date; (ii) which are owed by any Person where 50% or more of the receivables owed by such Person would be excluded by reason of clause (i) of this definition (the "50% Rule"); (iii) which are owed by any Affiliate of any Borrower to any Borrower or another Affiliate of any Borrower and the aggregate amount of said accounts receivable exceed 5% of the aggregate amount of all Eligible Receivables in any Calculation Period, in which case the amount of such excess shall be deemed ineligible; provided, however that no such receivable shall be included as an Eligible Receivable if (y) the transaction from which such receivable has arisen does not comply with Section 7.2.9 or (z) such receivable is a duplication of other Eligible Receivables included into the Borrowing Base; (iv) which are payable by any Person not incorporated (or otherwise not transacting business through principal places of business) in a jurisdiction which is part of the United States of America or any state or commonwealth (including Puerto Rico) thereof;
(v) as to which the goods which gave rise to the receivable have been or are being returned or as to which a credit has been claimed; (vi) as to which (collectively, "Contras") the account party has (or claimed the right to) off-set against or has netted out (or claimed the right to) amounts due such account party by any Borrower; (vii) as to which there are accrued and unpaid late charges, to the extent of such late charges (provided, that this clause
(vii) shall not derogate from the provisions of clause (i) above); (viii) which are payable by any Person which is the subject of any Insolvency Proceeding, or had a receiver, trustee or other similar official appointed with respect to all or a substantial portion of its properties or which has ceased doing business;
(ix) as to which the goods which gave rise to the receivable were shipped or delivered or provided to the account party on a bill and hold basis, consignment sale basis, guaranteed sale basis, sale or return basis or on a basis of similar terms; (x) which are payable by an Official Body unless such Official Body is not subject to the Federal Assignment of Claims Act of 1940 or any similar state or local Law; (xi) which are subject to any Lien (other than in favor of the Agent for the ratable benefit of the Bank); (xii) which are payable in any currency other than Dollars, or (xiii) which the Agent has deemed to be otherwise unacceptable in its reasonable business judgment. Furthermore, if receivables payable by any single Person (together with any Affiliate of such Person) account for 25% or more of the aggregate amount of all receivables of the Borrowers, the amount of said receivables in excess of said 25% shall be deemed (in the reasonable business judgment of the Agent) not to be Eligible Receivables whether or not said receivables otherwise meet the foregoing eligibility requirements.

            Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

            Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

            Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

            ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

            ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro Rate = Average of London interbank offered rates quoted by
            BBA or appropriate successor as shown on Dow
            Jones Markets Service display page 3750
            ----------------------------------------------------
                   1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers and the Banks of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

            Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

            Event of Default shall mean any of the events described in Section
8.1 and referred to therein as an "Event of Default."

            Executive Officer of the Borrowers shall mean the Chief Executive Officer of PDI, Chief Financial Officer of PDI, Chief Operating Officer of PDI, the President of PDI, or any other executive officer of PDI performing substantially the same functions of any of the foregoing officers, now or in the future.

            Extending Bank shall have the meaning assigned to such term in
Section 2.11.2.

            Facility Fees shall mean the fees referred to in Section 2.4.

            Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank

(or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            Financial Projections shall have the meaning assigned to such term in Section 5.1.9(ii).

            Fixed Charge Coverage Ratio shall mean the ratio of Consolidated EBIT plus Rent to Fixed Charges.

            Fixed Charges shall mean for any period of determination the sum of cash interest expense and rental expense under operating leases, in each case of PDI and the Restricted Subsidiaries for such period determined and consolidated (as to PDI and the Restricted Subsidiaries only) in accordance with GAAP.

            GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts; provided, however, that, except as otherwise provided in Sections 7.3.2 and 7.3.3, any consolidated accounting presentation required hereunder to be in conformity with GAAP may present a consolidation of PDI and the Restricted Subsidiaries without regard to any other Subsidiary of PDI.

            Glaxo Agreement shall mean that certain Distribution Agreement dated as of September 29, 2000 by and between Glaxo Wellcome Inc., LCV and PDI, as guarantor, as amended by the Glaxo Letter Agreement.

            Glaxo Inventory shall mean any and all Product (as defined in the Glaxo Agreement) acquired by LCV pursuant to the Glaxo Agreement.

            Glaxo Letter Agreement shall mean that certain amendatory letter agreement of LCV, PDI, and Glaxo Wellcome, Inc., dated as of September 29, 2000.

            Governmental Acts shall have the meaning assigned to such term in
Section 2.9.8.

            Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

            Historical Statements shall have the meaning assigned to such term in Section 5.1.9(i).

            Increasing Bank shall have the meaning assigned to such term in
Section 2.10.2.

            Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under or in respect of any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due or otherwise being contested in good faith), or (v) any Guaranty of Indebtedness for borrowed money.

            Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

            Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months as selected by the Borrowers in accordance with the terms hereof. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Short-Term Expiration Date or Long-Term Expiration Date, as the case may be.

            Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

            Interim Statements shall have the meaning assigned to such term in
Section 5.1.9(i).

            Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

            Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Borrower or Restricted Subsidiary and its employees.

            Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

            LCV shall have the meaning assigned to such term in the Introductory Paragraph of this Agreement.

            LCV Specific Adjustments shall mean, for any relevant Calculation Period, the following amounts: (i) the greater of (A) 15% of the gross amount of receivables of LCV from the sale of "Product" as defined in, and pursuant to, the Glaxo Agreement as reported on the relevant Borrowing Base Certificate or
(B) the actual accrued so called "rebate/charge-back liability" in respect of volume discounts afforded managed care providers and/or other forms of health maintenance organizations and so called "best price" arrangements with governmental payors and (ii) the greater of (A) 6.5% of the gross amount of receivables of LCV from the sale of "Product" as defined in, and pursuant to, the Glaxo Agreement as reported on the relevant Borrowing Base Certificate or
(B) the actual so called "pre-billed reserve" maintained by LCV with respect to LCV products invoiced but not yet shipped in the normal course of its business. Notwithstanding the foregoing, the Agent, with the prior written consent of the Required Banks, (1) may determine that, based upon receipt and satisfactory review of the materials to be furnished by the Borrowers pursuant to Section
7.3.7 (iv) and such other considerations as the Agent and the Required Banks may deem relevant, the adjustments set forth in clause (i) of this definition are no longer necessary and accordingly should not be considered in calculating the Borrowing Base and (2) based upon further field examinations to be conducted subsequent to the Closing Date, the adjustments set forth in clause (ii) of this definition are no longer necessary and accordingly should not be considered in calculating the Borrowing Base. The foregoing determinations shall be of no force or effect unless and until the Agent and the Required Banks provide the Borrowers with written notice of the same.

            Letter of Credit shall have the meaning assigned to such term in
Section 2.9.1.

            Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.9.3.4.

            Letter of Credit Fee shall have the meaning assigned to such term in
Section 2.9.2.

            Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

            Leverage Ratio for any period of determination shall mean the ratio of (i) Consolidated Total Debt as of the end of such period to (ii) Consolidated EBITDA for such period.

            Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

            Loan Documents shall mean this Agreement, the Agent's Letter, the Notes, each Borrowing Base Certificate and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

            Loan Request shall have the meaning given to such term in Section
2.5.

            Loans shall mean collectively all Short-Term Revolving Credit Loans and all Long-Term Revolving Credit Loans and Loan shall mean separately each Revolving Credit Loan.

            Long-Term Expiration Date shall mean April 27, 2004.

            Long-Term Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Long-Term Revolving Credit Loans" and thereafter as reflected on the most recent Assignment and Assumption Agreement to which such Bank is a party, and Long-Term Revolving Credit Commitments shall mean the aggregate of the Long-Term Revolving Credit Commitments of all of the Banks, and, in each case, subject, however to the adjustments contemplated in Sections 2.10, 2.11 and 2.12.

            Long-Term Revolving Credit Loan and Long-Term Revolving Credit Loans shall have the meaning assigned to such terms in Section 2.1(b).

            Long-Term Revolving Credit Notes shall be the collective reference to each such note of the Borrower in substantially the form of EXHIBIT 1.1(C) evidencing the Long-Term Revolving Credit Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

            Mandatory Prepayment Date shall have the meaning assigned to such term in Section 4.5.1.

            Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrowers (taken as a whole), (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrowers (taken as a whole) to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies (taken as a whole) pursuant to this Agreement or any other Loan Document.

            Material Contract shall mean any agreement, contract or other form of binding understanding of any of the Borrowers, the gross payments under which have or are likely to represent 5% or more of the consolidated revenues of the Borrowers in any fiscal year.

            Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

            Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

            Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including a Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a Plan is described in Sections 4063 and 4064 of ERISA.

            Net Cash Proceeds shall mean the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred compensation) by or on behalf of any Borrower in connection with any Receivables Securitization, after deduction therefrom of only (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees and other similar fees and expenses, and (ii) the amount of taxes payable in connection with, or as a result of, such transaction; but in each case only to the extent that such amounts are deducted upon receipt of such cash proceeds and actually paid to Persons other than a Borrower or any Affiliate of any Borrower.

            New Increasing Bank shall have the meaning assigned to such terms in
Section 2.10.2.

            Non-Increasing Bank shall have the meaning assigned to such term in
Section 2.10.2.

            Notes shall mean the Short-Term Revolving Credit Notes and the Long-Term Revolving Credit Notes.

            Notices shall have the meaning assigned to such term in Section
10.6.

            Obligation shall mean any obligation or liability of any of the Borrowers or any Restricted Subsidiary to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, or joint and several, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

            Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.

            Partnership Interests shall have the meaning given to such term in
Section 5.1.3.

            PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

            PDI shall have the meaning assigned to such term in the Introductory Paragraph of this Agreement.

            Permitted Acquisitions shall have the meaning assigned to such term in Section 7.2.6.

            Permitted Investments shall mean:

                  (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                  (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                  (iii) demand deposits, time deposits or certificates of deposit maturing within one year in any of the Banks or any other commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; and

                  (iv) investments consistent with the PDI Board of Directors approved guidelines attached hereto as EXHIBIT 1.1(P).

Permitted Joint Venture shall have the meaning assigned to such term in Section 7.2.7.

Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                  (vii) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                  (viii) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $7,500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P));

                  (ix) Purchase Money Security Interests and other Liens securing Indebtedness permitted to be assumed pursuant to Section 7.2.1(iii);

                  (x) Liens on Glaxo Inventory as contemplated in the Glaxo Agreement;

                  (xi) Liens on accounts receivable granted by a Borrower in connection with any Receivables Securitization, but only to the extent of the receivables from which income is to be derived to pay debt service on the instruments or securities issued thereunder; and

                  (xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in the aggregate, does not materially impair the ability of any Borrower to perform its Obligations hereunder or under the other Loan Documents:

                  (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

            Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

            Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

            PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

            Potential Default shall mean any event or condition which, with notice, passage of time or any combination of the foregoing, would constitute an Event of Default.

            Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

            Pricing Grid shall mean the Pricing Grid attached hereto and made a part hereof.

            Product Contract Rights Acquisitions shall mean the acquisition by any of the Borrowers, or any Restricted Subsidiary, of certain equity participations, contract rights or other forms of entitlements to share in the economic benefits of the income derived from the distribution of pharmaceutical products of a Person other than a Borrower or a Restricted Subsidiary for cash consideration or in exchange for marketing, sale or promotional services rendered for other than compensation in the ordinary course of business, including, without limitation, any royalty or licensing arrangements that inure to the benefit of a Borrower or Restricted Subsidiary as a result of the rendition of such services.

            Product Line Acquisitions shall mean the acquisition by any of the Borrowers, or any Restricted Subsidiary, of exclusive rights to distribute a specific pharmaceutical product or group of related products substantially analogous to the transactions contemplated in the Glaxo Agreement, and, in exchange for said exclusive distribution rights, it would be contemplated that said Borrower or Restricted Subsidiary would purchase specified quantities of the relevant product at specified prices (which may include specified adjustments thereto based on specified contingencies) for a specified term whether or not subsequent sales of such products have been arranged.

            Pro Forma Leverage Ratio for any period of determination shall mean the Leverage Ratio determined for the rolling four fiscal quarters then most recently ended and calculated to include any Indebtedness or other liabilities assumed or incurred by a Borrower or a Restricted Subsidiary in connection with the Permitted Acquisition, Permitted Joint Venture or any loans or advances proposed to be made pursuant to Section 7.2.4(vi), as the case may be, but to exclude income earned or expenses incurred by the Person, business or assets to be acquired or the Person participating with a Borrower or Restricted Subsidiary in any such joint venture, in each case prior to the date of consummation of such transaction and determined in accordance with GAAP, consistently applied.

            Pro Forma Liquidity Requirement shall mean the demonstration by PDI to the reasonable satisfaction of the Agent and the Required Banks that immediately after giving effect to the Permitted Joint Venture, Permitted Acquisition or any loans or advances proposed to be made pursuant to Section 7.2.4(vi), as the case may be, the Availability (inclusive of any anticipated Loans incurred directly or indirectly to fund any aspect of any such transaction) less any Deferred Payments, shall not be less than the greater of
(A) $30,000,000 or (B) 20% of the aggregate amount of the Restricted Assets.

            Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

            Property shall mean all real property, both owned and leased, of any Borrower or Restricted Subsidiary.

            Purchase Money Security Interest shall mean a Lien upon tangible personal property securing loans to any Borrower or Restricted Subsidiary or deferred payments by such Borrower or Restricted Subsidiary for the purchase of such tangible personal property.

            Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

            Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

            Receivables Securitization shall mean the transfer or pledge of some or all of any Borrower's accounts receivable to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from cash flow derived from such receivables or such entity's interest therein.

            Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

            Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

            Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

            Reportable Event shall mean a reportable event described in Section 4043 of ERISA and the regulations thereunder with respect to a Plan or Multiemployer Plan.

            Required Banks shall mean

                  (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, at least two Banks whose Commitments aggregate at least 60% of the Commitments of all of the Banks, or

                  (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any group of at least two Banks if the sum (without duplication) of the Loans, Reimbursement Obligations, Participation Advances and Letter of Credit Borrowings of the Banks in such group then outstanding aggregates at least 60% of the total principal amount (without duplication) of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations, Participation Advances and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

            Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws or Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or otherwise must be maintained.

            Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain any of the Property or which otherwise are required for the operations and business activities of any Borrower.

            Restricted Assets shall mean the total assets of PDI and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of PDI and the Restricted Subsidiaries prepared in accordance with GAAP, consistently applied.

            Restricted Subsidiaries shall mean each Subsidiary that is directly or indirectly wholly-owned or controlled by PDI and with respect to which Subsidiary, the requirements of Section 7.2.10 have been satisfied. Control, as used in this definition, shall mean the sole possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors of a corporation, trustees of a corporation or trust or managers of a limited liability company, as the case may be.

            Revolving Credit Loans shall be the collective reference to each Short-Term Revolving Credit Loan and Long-Term Revolving Credit Loan.

            Short-Term Expiration Date shall mean April 26, 2002.

            Short-Term Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Short-Term Revolving Credit Loans," and thereafter on SCHEDULE I to the most recent Assignment and Assumption Agreement to which such Bank is a party, and Short-Term Revolving Credit Commitments shall mean the aggregate of the Short-Term Revolving Credit Commitments of all of the Banks, and in each case, subject to adjustment in accordance with Sections 2.10, 2.11 and 2.12.

            Short-Term Revolving Credit Loan and Short-Term Revolving Credit Loans shall have the meaning assigned to such terms in Section 2.1(a).

            Short-Term Revolving Credit Notes shall be the collective reference to each such Note of the Borrower in substantially the form of EXHIBIT 1.1(C) evidencing the Short-Term Revolving Credit Loans, together with all amendments, exclusions, renewals, replacements, refinancings or refundings thereof in whole or in part.

            Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Borrowers, contingent or otherwise, which finance the working capital and business needs of any of the Borrowers incurred in the ordinary course of business.

            Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a manager or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

            Subsidiary Shares shall have the meaning assigned to such term in
Section 5.1.3.

            Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

            Unencumbered Cash shall mean the sum of the Borrowers' cash (denominated and valued after any necessary currency conversions into Dollars) and Permitted Investments readily convertible into Dollars that are in all cases under the absolute dominion and control of the

Borrowers (subject to any book-entry holding systems that are usual and customary with financial intermediaries) and not subject to any Lien or any other form of restriction as to its use to satisfy any current liabilities of any of the Borrowers from time to time.

            Unrestricted Subsidiary shall mean any Subsidiary of any Borrower or any Restricted Subsidiary that does not constitute a Restricted Subsidiary and was created or acquired in connection with a Permitted Joint Venture.

            1.1.1. Construction.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

            1.1.2. Number; Inclusion.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

            1.1.3. Determination.

                  references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

            1.1.4. Agent's Discretion and Consent.

                  whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent, such right shall be exercised in good faith;

            1.1.5. Reasonable Discretion and Determinations.

                  whenever the Agent or the Banks are granted the right herein to act in its or their reasonable discretion or to make reasonable determinations hereunder (or words of similar import), such right shall be exercised and such determination shall be made in good faith, with honesty in fact and in a manner consistent with reasonable commercial standards of fair dealing in the banking industry for borrowers similarly situated to the Borrowers and with respect to credit facilities similar to the credit facilities provided herein;

            1.1.6. Documents Taken as a Whole.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

            1.1.7. Headings.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

            1.1.8. Implied References to this Agreement.

                  article, section, subsection, clause, SCHEDULE and EXHIBIT references are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified;

            1.1.9. Persons.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

            1.1.10. Modifications to Documents.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

            1.1.11. From, To and Through.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

            1.1.12. Shall; Will.

                  references to "shall" and "will" are intended to have the same meaning.

            1.2 Accounting Principles.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrowers' regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrowers' financial statements at that time.

2.    REVOLVING CREDIT FACILITY

      2.1   Revolving Credit Commitments.

                  (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make short-term revolving credit loans to the Borrowers at any time or from time to time on or after the Closing Date to but excluding the Short-Term Expiration Date (each a "Short-Term Revolving Credit Loan" and collectively the "Short-Term Revolving Credit Loans"). Within such limits set forth herein (including, without limitation, the limits set forth in Section 2.1(c)) and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow Short-Term Revolving Credit Loans pursuant to this Section 2.1(a).

                  (b) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make long-term revolving credit loans to the Borrowers at any time or from time to time on or after the Closing Date to but excluding the Long-Term Expiration Date (each a "Long-Term Revolving Credit Loan" and collectively the "Long-Term Revolving Credit Loans"). Within such time limits set forth herein (including, without limitation the limits set forth in Section 2.1(c)) and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow Long-Term Revolving Credit Loans pursuant to this Section 2.1(b).

                  (c) Anything to the contrary set forth in this Section 2.1 notwithstanding, in no event shall (i) the aggregate amount of the Short-Term Revolving Credit Loans from any Bank exceed such Bank's Short-Term Revolving Credit Commitment, (ii) the aggregate amount of the Long-Term Revolving Credit Loans from any Bank exceed such Bank's Long-Term Revolving Credit Commitment minus such Bank's Ratable Share of Letter of Credit Obligations, and (iii) the aggregate amount of Revolving Credit Loans from all of the Banks plus the aggregate amount of all of the Letter of Credit Obligations exceed the Borrowing Base.

      2.2   Nature of Banks' Obligations with Respect to Revolving Credit Loans.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Short-Term Revolving Credit Loans hereunder on or after the Short-Term Expiration Date.

The Banks shall have no obligation to make Long-Term Revolving Credit Loans hereunder on or after the Long-Term Expiration Date.

      2.3   Commitment Fees.

            Accruing from and including the Closing Date until the Short-Term Expiration Date or Long-Term Expiration Date, as the case may be, the Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the sum of (A) the Applicable Commitment Fee Percentage on the average daily difference between the amount of (i) such Bank's Long-Term Revolving Credit Commitment as the same may be constituted from time to time and (ii) the sum of such Bank's Long-Term Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding and (B) the Applicable Commitment Fee Percentage on the average daily difference between the amount of (i) such Bank's Short-Term Revolving Credit Commitment as the same may be constituted from time to time and (ii) such Bank's Short-Term Revolving Credit Loans outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Long-Term Expiration Date or upon acceleration of the Notes. The Applicable Commitment Fee Percentage shall be computed on the basis of a 360-day year, as the case may be, and actual days elapsed.

      2.4   Revolving Credit Closing Fee.

            The Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment, a nonrefundable closing fee equal to 0.15% of such Bank's Commitment, payable on the Closing Date.

      2.5   Revolving Credit Loan Requests.

            Except as otherwise provided herein, each Borrower may from time to time prior to the Short-Term Expiration Date or Long-Term Expiration Date, as the case may be, request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) on the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) whether such Loan will be a Short-Term Revolving Credit Loan or Long-Term Revolving Credit Loan; (ii) the proposed Borrowing Date; (iii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $100,000 or the maximum amount available for

Borrowing Tranches to which the Base Rate Option applies; (iv) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

      2.6   Making Revolving Credit Loans.

            The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2, remit the proceeds of such Revolving Credit Loans to the Borrowers in Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner and has not notified the Agent prior to the time by which such funds are to be remitted by such Bank that such Bank will not be remitting funds, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16.

      2.7   Revolving Credit Notes.

            The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Short-Term Revolving Credit Loans made by each Bank, together with interest thereon, shall be evidenced by a Short-Term Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Short-Term Revolving Credit Commitment of such Bank. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Long-Term Revolving Credit Loans made by each Bank, together with interest thereon, shall be evidenced by a Long-Term Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Long-Term Revolving Credit Commitment of such Bank.

      2.8   Use of Proceeds.

            The proceeds of the Revolving Credit Loans shall be used for general corporate and other working capital purposes and in accordance with Section 7.1.10.

      2.9   Letter of Credit Subfacility.

            2.9.1. Issuance of Letters of Credit.

                  Each Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Borrower by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of twelve (12) months from the date of issuance, and
(B) in no event expire later than ten (10) Business Days prior to the Long-Term Expiration Date and provided that in no event shall the Letters of Credit Outstanding exceed, at any one time, $5,000,000.00, or when added to the aggregate amount of the Long-Term Revolving Credit Loans then outstanding, the Long-Term Revolving Credit Commitments.

            2.9.2. Letter of Credit Fees.

                  The Borrowers shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Percentage, and (ii) to the Agent for its own account a fronting fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Long-Term Expiration Date. The Borrowers shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

            2.9.3. Disbursements, Reimbursement.

                  2.9.3.1. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                  2.9.3.2. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that they shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrowers fail to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Long-Term Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Long-Term Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  2.9.3.3. Each Bank shall upon any notice pursuant to Section
2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Long-Term Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation to fund its Ratable Share of any such drawing under this Section 2.9.3.3.

                  2.9.3.4. With respect to any unreimbursed drawing that is not converted into Long-Term Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 6.2 (other than any notice requirements) or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Long-Term Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

            2.9.4. Repayment of Participation Advances.

                  2.9.4.1. Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                  2.9.4.2. If the Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under a Letter of Credit or interest or fee thereon and remitted by the Agent to the Banks pursuant to Section 2.9.4.1, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any such amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

            2.9.5. Documentation.

                  Each Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

            2.9.6. Determinations to Honor Drawing Requests.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

            2.9.7. Nature of Participation and Reimbursement Obligations.

                  Each Bank's obligation in accordance with this Agreement to make Long-Term Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                        (i) any set off, counterclaim, recoupment, defense or
            other right which such Bank may have against the Agent, any Borrower or any other Person for any reason whatsoever;

                        (ii) the failure of any Borrower or any other Person to
            comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.5, 2.6 or 6.2 or as otherwise set forth in this Agreement for the making of a Long-Term Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                        (iii) any lack of validity or enforceability of any
            Letter of Credit;

                        (iv) the existence of any claim, set off, defense or
            other right which any Borrower or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured);

                        (v) any draft, demand, certificate or other document
            presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                        (vi) payment by the Agent under any Letter of Credit
            against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                        (vii) any adverse change in the business, operations,
            properties, assets, condition (financial or otherwise) or prospects of any Borrower or Subsidiaries of a Borrower;

                        (viii) any breach of this Agreement or any other Loan
            Document by any party hereto or thereto;

                        (ix) the occurrence or continuance of an Insolvency
            Proceeding with respect to any Borrower;

                        (x) the fact that an Event of Default or a Potential
            Default shall have occurred and be continuing;

                        (xi) the fact that the Long-Term Expiration Date shall
            have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                        (xii) any other circumstance or happening whatsoever,
            whether or not similar to any of the foregoing.

            2.9.8. Indemnity.

                  In addition to amounts payable as provided in Section 9.5, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and each Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or such Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than, in respect of the Agent, as a result of (A) the gross negligence or willful misconduct of the Agent or (B) the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

            2.9.9. Liability for Acts and Omissions.

                  As between any Borrower and the Agent and the Banks, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent and the Banks shall not be responsible for, and the Reimbursement Obligation shall not be affected by: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or any Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

            In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or any Bank under any resulting liability to any Borrower or any Bank.

            2.9.10. Existing Commerce Letters of Credit.

            Attached hereto as SCHEDULE 2.9.10 are true and correct copies of certain letters of credit issued by Commerce Bank/North ("Commerce") for the account of PDI (the "Existing Commerce Letters of Credit"). For administrative convenience, the Existing Commerce Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement and in furtherance thereof: (i) Commerce as the issuer of the Existing Commerce Letters of Credit shall be entitled to all of the benefits and shall be charged with all of the responsibilities of the Agent as the issuer of Letters of Credit set forth in this Section 2.9 with respect to all matters related to the Existing Commerce Letters of Credit, (ii) as of the Closing Date, each Bank shall be deemed to have purchased a participation in the Existing Commerce Letters of Credit in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn thereunder in accordance with Section 2.9.3.1, and (iii) Commerce hereby waives any fronting fees with respect to the Existing Commerce Letters of Credit that would otherwise be payable pursuant to Section 2.9.2(ii) and acknowledges that, notwithstanding any term or condition of any agreement between Commerce and any of the Borrowers, all other fees that Commerce may be entitled to with respect to the Existing Commerce Letters of Credit shall be limited to the fees payable to the Banks pursuant to this Agreement. The Borrowers and Commerce shall endeavor in a commercially reasonable manner to offer to each of the beneficiaries of the Existing Commerce Letters of Credit to exchange said letters of credit for a Letter of Credit issued hereunder of like tenor and terms.

      2.10  Increase of the Revolving Credit Commitments.

            2.10.1. Requests for Increase Generally.

                  After delivery by PDI of the annual financial statements to be provided under Section 7.3.3 for the fiscal year ended December 31, 2000 and provided that at the time of such request there does not exist an Event of Default or Potential Default, the Borrowers may request a pro rata increase of the Short-Term Revolving Credit Commitments and Long-Term Revolving Credit Commitments, in an amount not less than $2,500,000.00 or greater than $15,000,000.00 in the aggregate by written notice to the Banks requesting each Bank's proportional increase, and the Banks agree to respond to the Borrower's request for an increase within forty five (45) calendar days following receipt of same; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to said increase of its proportionate share of its Commitment. If all Banks elect to increase their proportionate share of their Commitments as proposed above, this Agreement and the relevant Notes shall be amended to reflect such increases, all at the cost and expense of the Borrowers. If one or more Banks decline to so increase their proportionate share of the Commitments or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply.

            2.10.2. Additional Increase Provisions.

                  In the event that one or more Banks do not agree to the increase of its proportionate share of the Commitments pursuant to Section
2.10.1 or do not respond to Borrower's request for an increase within the time required under Section 2.10.1 (each a "Non-Increasing Bank"), then the Banks which have agreed to such increase within the time required under Section 2.10.1 (the "Increasing Banks") may elect to increase their Commitments proportionately up to the amounts of the Commitments that would have otherwise been assumed by the Non-Increasing Bank. Any amount of the Commitments not assumed by the Increasing Banks pursuant to the immediately preceding sentence is referred to as the "Additional Commitments". Should there exist any Additional Commitments not assumed by the Increasing Banks, then the Agent and the Borrowers may arrange to have one or more other banks (each a "New Increasing Bank") included as a Bank hereunder with respect to the Additional Commitments and all other rights, interests and obligations of a Bank under this Agreement and the other Loan Documents. Any such assumption shall be (1) pursuant to an assumption agreement substantially similar to an Assignment and Assumption Agreement, (2) subject to and in accordance with this Section 2.10, and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. Upon the effectiveness of the increase in the Commitments by the Increasing Banks or the New Increasing Banks, as the case may be, pursuant to this Section 2.10.2, (i) this Agreement and the relevant Notes shall be amended and/or restated to reflect the reduction and/or increase of each Bank's Ratable Share of the Commitments contemplated in this Section 2.10.2 (as determined by the Agent), (ii) the Borrowers will issue new Notes to any New Increasing Bank to evidence the Borrowers' obligations with respect to such New Increasing Bank's Commitment, and (iii) each New Increasing Bank shall be deemed to be a Bank for all purposes of this Agreement and the other Loan Documents, all at the cost and expense of the Borrowers.

      2.11  Extension by Banks of the Expiration Date.

            2.11.1. Requests; Approval by All Banks.

                  Within one hundred (100) calendar days (but no later than seventy-five (75) calendar days) prior to the Short-Term Expiration Date or the Long-Term Expiration Date, as the case may be, the Borrowers may request an extension of the relevant expiration date of 364 days, in the case of the Short-Term Expiration Date, or one (1) year, in the case of the Long-Term Expiration Date, by written notice to the Banks, and the Banks agree to respond to the Borrowers' request for an extension within forty five (45) days of such request or, in the case of the requested extension of the Short-Term Expiration Date, within thirty (30) days of such expiration date; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend said expiration date. If all Banks elect to so extend, the Short-Term Expiration Date or Long-Term Expiration Date, as the case may be, shall be extended for the periods so requested. If one or more Banks decline to extend or do not respond to Borrowers' request, the provisions of Section 2.11.2 shall apply.

            2.11.2. Approval by Required Banks of Extension.

                  In the event that one or more Banks do not agree to extend the Short-Term Expiration Date or Long-Term Expiration Date, as the case may be, or do not respond to Borrowers' request for an extension within the time required under Section 2.11.1 (each a "Bank to be Terminated"), but the remaining Banks agree to such extension within such time then, on or prior to such expiration date, the Banks which have agreed to such extension within the time required under Section 2.11.1 (each an "Extending Bank") may, with the prior written approval of the Borrowers and the Agent (it being acknowledged that said approval may be subject to reasonable conditions related to reports on the syndication effort and timeliness of arranging Assignee Banks, as defined below), attempt to arrange (on a best efforts basis) to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 10.11, and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. The Borrower shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Bank to be Terminated, the provisions of this Section
2.11 shall be subject to Section 9.14. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to this Section 2.11.2 on or before said expiration date, then said expiration date shall not be extended for any Bank.

      2.12  Reduction of Commitments.

            The Borrowers shall have the right, upon not less than three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly furnish to the Banks), to reduce all or part of the Commitments, said reduction to be permanent and irrevocable upon delivery of said notice. The notice required in this Section 2.12 shall specify (i) the Commitments to be reduced (i.e., the Short-Term Revolving Credit Commitments or Long-Term Revolving Credit Commitments), (ii) the proposed effective date of said reduction, and (iii) the amount of said reduction, which in no event shall be less than $1,000,000.00 as to any Commitment. The reductions to the Commitments permitted in this Section 2.12 shall reduce each Bank's Commitments proportionately in accordance with such Bank's Ratable Share of said reduction.

3.    INTEREST RATES

      3.1   Interest Rate Options.

            The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate as to either the Short-Term Revolving Credit Loans or Long-Term Revolving Credit Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

            3.1.1. Revolving Credit Interest Rate Options.

                  The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                        (i) Base Rate Option: A fluctuating rate per annum
            (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, other than during such times that the Base Rate Option is determined by reference to the Federal Funds Effective Rate, in which case the interest convention to be utilized shall reflect a year of 360 days) equal to the Base Rate plus the Applicable Base Rate Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                        (ii) Euro-Rate Option: A rate per annum (computed on the
            basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Euro Rate Margin.

            3.1.2. Rate Quotations.

                  The Borrowers may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks or affect the rate of interest which thereafter is actually in effect when the election is made.

      3.2   Interest Periods.

            At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent (which shall promptly notify each of the Banks) thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify the Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

            3.2.1. Amount of Borrowing Tranche.

                  each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000 and not less than $2,000,000; and

            3.2.2. Renewals.

                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

      3.3   Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default shall have been cured or waived:

            3.3.1. Letter of Credit Fees, Interest Rate.

                  each Loan accruing interest at the Euro-Rate Option shall immediately convert to the Base-Rate Option, and the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section
2.9.2 or Section 3.1, respectively, shall be increased by 2.0% per annum;

            3.3.2. Other Obligations.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

            3.3.3. Acknowledgment.

                  each Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Agent.

      3.4   Euro-Rate Unascertainable; Illegality; Deposits Not Available.

            3.4.1. Unascertainable.

                  If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                        (i) adequate and reasonable means do not exist for
            ascertaining such Euro-Rate, or

                        (ii) a contingency has occurred which materially and
            adversely affects the London interbank eurodollar market relating to the Euro-Rate,

the Agent and the Banks shall have the rights specified in Section 3.4.3.

            3.4.2. Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Bank shall have determined that:

                        (i) the making, maintenance or funding of any Loan to
            which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                        (ii) such Euro-Rate Option will not adequately and
            fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                        (iii) after making all reasonable efforts, deposits of
            the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then such Bank shall have the rights specified in Section 3.4.3.

            3.4.3. Agent's and Bank's Rights.

                  In the case of any event specified in Section 3.4.1 above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Agent of their selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under
Section 3.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.6.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

      3.5   Selection of Interest Rate Options.

            If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

4.    PAYMENTS

      4.1   Payments.

            All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

      4.2   Pro Rata Treatment of Banks.

            Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in

Section 3.4.3 in the case of an event specified in Section 3.4, 4.4.2 or 4.6) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

      4.3   Interest Payment Dates.

            Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Short-Term Expiration Date, in the case of Short-Term Revolving Credit Loans and the Long-Term Expiration Date, in the case of Long-Term Revolving Credit Loans, or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

      4.4   Voluntary Prepayments.

            4.4.1. Right to Prepay.

                  The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.6):

                        (i) at any time with respect to any Loan to which the
            Base Rate Option applies,

                        (ii) on the last day of the applicable Interest Period
            with respect to Loans to which a Euro-Rate Option applies, or

                        (iii) on the date specified in a notice by any Bank
            pursuant to Section 3.4 with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Agent (which shall promptly notify each Bank) by 1:00 p.m., Eastern Standard Time, (A) on the proposed date of payment, if the Base Rate Option applies to such Loans or (B) at least one (1) Business Day prior to the date of prepayment if the Euro-Rate Option applies to such Loans, and in each case setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the
            proposed prepayment is to be made;

                  (y) a statement indicating the application of the prepayment between the Short-Term Revolving Credit Loans and Long-Term Revolving Credit Loans; and

                  (z) the total principal amount of such prepayment, which shall not be less than $1,000,000.00 or the principal amount of the Loan to which a Euro-Rate Option applies, if that is the Loan that is being prepaid.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3, if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the obligations of the Borrowers to indemnify the Banks under Section 4.6.2.

            4.4.2. Replacement of a Bank.

                  In the event any Bank (i) gives notice under Section 3.4 or
Section 4.6.1, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at their option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under Section 3.4 or 4.6.1, (y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under
Section 4.6 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank may be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 and provided that all Letters of Credit have expired or been terminated or replaced.

            4.4.3. Change of Lending Office.

                  Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 or 4.6.1 with respect to such Bank, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrowers or the rights of the Agent or any Bank provided in this Agreement.

      4.5   Mandatory Prepayments.

            4.5.1. Borrowing Base.

                  In the event that the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans and (ii) Letter of Credit Outstandings exceeds the lesser of the (y) Commitments and (z) the Borrowing Base at the end of any Calculation Period, the Borrowers shall, on such date and otherwise on the first Business Day after such excess is established by the Agent in writing, prepay the Revolving Credit Loans in an amount equal to such excess (together with interest on the amount prepaid to the date of prepayment). If such excess is greater than the outstanding principal amount of Revolving Credit Loans, the Borrowers shall, in addition to the foregoing mandatory prepayment, provide cash collateral to the Agent to secure repayment of the Letter of Credit Outstandings in an amount equal to the balance of such excess on terms and conditions established by the Agent in its sole discretion.

            4.5.2. Sale of Receivables.

                  Within five (5) Business Days of consummation of any Receivables Securitization permitted pursuant to Section 7.2.7 (vi), the Borrowers shall make a mandatory prepayment of the principal amount of the Revolving Credit Loans in an amount equal to the Net Cash Proceeds of such transaction, together with accrued interest on such principal amount. The foregoing mandatory prepayment shall be applied to the outstanding Short-Term Revolving Credit Loans and Long-Term Revolving Credit Loans on a pro rata basis. Furthermore, the Short-Term Revolving Credit Commitments and the Long-Term Revolving Credit Commitments shall be permanently reduced and terminated on a pro rata basis in the amount of such Net Cash Proceeds, said reduction and termination to be effective as of the date of receipt of said proceeds.

            4.5.3. Application Among Interest Rate Options.

                  All prepayments required pursuant to this Section 4.5 shall first be applied to Long-Term Revolving Credit Loans that are subject to the Base Rate Option, then to Short-Term Revolving Credit Loans that are subject to the Base Rate Option, then to Long-Term Revolving Credit Loans that are subject to the Euro-Rate Option, and last to Short-Term Revolving Credit Loans that are subject to the Euro-Rate Option. In accordance with Section 4.6.2, the Borrowers shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

      4.6   Additional Compensation in Certain Circumstances.

            4.6.1. Increased Costs or Reduced Return Resulting from Taxes,
                   Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of
            taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income or capital of such Bank imposed by the jurisdiction where its principal or lending office is located),

                        (ii) imposes, modifies or deems applicable any reserve,
            special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any capital
            adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans, the issuance of the Letters of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time (and in any event within forty five (45) days of becoming aware of the facts and/or circumstances entitling such Bank to compensation under this Section 4.6.1) notify the Borrowers and the Agent in writing of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

            4.6.2. Indemnity.

                  In addition to the compensation required by Section 4.6.1, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                        (i) payment, prepayment, conversion or renewal of any
            Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

                        (ii) attempt by the Borrowers to revoke (expressly, by
            later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 3.2 or notice relating to prepayments under Section 4.4.

                  If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination and said determination shall be conclusive and binding absent manifest error. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

5.    REPRESENTATIONS AND WARRANTIES

      5.1   Representations and Warranties.

            The Borrowers, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

            5.1.1. Organization and Qualification.

                  Each Borrower, and each Subsidiary of any Borrower, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Borrower, and each Subsidiary of any Borrower, has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Borrower, and each Subsidiary of any Borrower, is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Change.

            5.1.2. Capitalization and Ownership.

                  The authorized capital stock of PDI consists of 30,000,000 shares of common stock, of which 13,561,488 were validly issued and outstanding as of December 31, 2000, and 5,000,000 shares of preferred stock, of which -0-shares are issued and outstanding. Said shares of common stock that have been issued and are outstanding have been fully paid and are nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares, except shares issuable pursuant to PDI's incentive compensation plans. None of the Borrowers other than PDI has any Subsidiaries.

            5.1.3. Subsidiaries.

                  SCHEDULE 5.1.3 states the name of each of PDI's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Each of the other Borrowers is a wholly owned Subsidiary of PDI. PDI and each Subsidiary of PDI has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests.

            5.1.4. Power and Authority.

                  Each Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

            5.1.5. Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Borrower, and each other Loan Document which any Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitute, or will constitute, legal, valid and binding obligations of each Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

            5.1.6. No Conflict.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower or any Restricted Subsidiary (other than Liens granted under the Loan Documents).

            5.1.7. Litigation.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened against such Borrower or any Subsidiary of such Borrower at law or in equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Borrowers or any Subsidiaries of any Borrower is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

            5.1.8. Title to Properties.

                  All of the real property leased by each Borrower and each Subsidiary of each Borrower is described on SCHEDULE 5.1.8. Neither any Borrower nor any Restricted Subsidiary owns any real property. Each Borrower, and each Restricted Subsidiary, has good and marketable title to or valid leasehold interests in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

            5.1.9. Financial Statements.

                        (i) Historical Statements. PDI has delivered to the
            Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1999 (the "Annual Statements"). In addition, PDI has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2000 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by PDI's management, are correct and complete and fairly represent the consolidated financial condition of PDI and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                        (ii) Financial Projections. PDI has delivered to the
            Agent financial projections of PDI and its Subsidiaries for the fiscal years ending December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 derived from various assumptions of PDI's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of PDI's management. The Financial Projections accurately reflect the liabilities of PDI and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                        (iii) Accuracy of Financial Statements. Neither PDI nor
            any Restricted Subsidiary has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of PDI or any Restricted Subsidiary which may cause a Material Adverse Change. Since December 31, 1999, no Material Adverse Change has occurred.

            5.1.10. Use of Proceeds; Margin Stock.

                  5.1.10.1. General.

                        The Borrowers intend to use the proceeds of the Loans and the Letters of Credit in accordance with Sections 2.8 and 7.1.10, as applicable.

                  5.1.10.2. Margin Stock.

                        None of the Borrowers or any Restricted Subsidiary engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan, and no Letter of Credit, has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Borrowers or any Restricted Subsidiary holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Borrower or Restricted Subsidiary are or will be represented by margin stock.

            5.1.11. Full Disclosure.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Borrower or Subsidiary of any Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

            5.1.12. Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to each Borrower and each Restricted Subsidiary have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Borrower or any Restricted Subsidiary for any period.

            5.1.13. Consents and Approvals.

                  No consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of, or the consummation of the transactions contemplated by, this Agreement and the other Loan Documents by any Borrower.

            5.1.14. No Event of Default; Compliance with Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrowers or any Restricted Subsidiaries is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

            5.1.15. Patents, Trademarks, Copyrights, Licenses, Etc.

                  Each Borrower, and each Restricted Subsidiary, owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Borrower or Restricted Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Borrower and each Subsidiary of each Borrower are listed and described on SCHEDULE 5.1.15.

            5.1.16. Insurance.

                  SCHEDULE 5.1.16 lists all insurance policies and other bonds to which any Borrower or Restricted Subsidiary is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Borrower and each Restricted Subsidiary in accordance with prudent business practice in the industry of the Borrowers and each Restricted Subsidiary.

            5.1.17. Compliance with Laws.

                  The Borrowers and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.22) in all jurisdictions in which any Borrower or Subsidiary of any Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

            5.1.18. Material Contracts; Burdensome Restrictions.

                  SCHEDULE 5.1.18 lists all Material Contracts relating to the business operations of each Borrower and each Restricted Subsidiary, including all employee benefit plans and Labor Contracts. All such Material Contracts are valid, binding and enforceable upon such Borrower or Restricted Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrowers' knowledge, with respect to parties other than such Borrower or Restricted Subsidiary. None of the Borrowers or Restricted Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

            5.1.19. Investment Companies; Regulated Entities.

                  None of the Borrowers or any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Borrowers or any Restricted Subsidiaries is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

            5.1.20. Plans and Benefit Arrangements.

                        (i) PDI and each other member of the ERISA Group are in
            compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of PDI, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of any Borrower or any other member of the ERISA Group. PDI and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, PDI and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                        (ii) To the best of PDI's knowledge, each Multiemployer
            Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                        (iii) Neither PDI nor any other member of the ERISA
            Group has instituted or intends to institute proceedings to terminate any Plan.

                        (iv) No event requiring notice to the PBGC under Section
            302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                        (v) The aggregate actuarial present value of all benefit
            liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                        (vi) Neither PDI nor any other member of the ERISA Group
            has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither PDI nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of PDI, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                        (vii) To the extent that any Benefit Arrangement is
            insured, PDI and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, PDI and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                        (viii) All Plans, Benefit Arrangements and Multiemployer
            Plans have been administered in accordance with their terms and applicable Law.

            5.1.21. Employment Matters.

                  Each of the Borrowers, and each Restricted Subsidiary, is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrowers or any Restricted Subsidiary which in any case would constitute a Material Adverse Change. The Borrowers have delivered to the Agent true and correct copies of each of the Labor Contracts.

            5.1.22. Environmental Matters.

                        (i) None of the Borrowers has received any Environmental
            Complaint, whether directed or issued to any Borrower or relating or pertaining to any prior owner, operator or occupant of any of the Property, and has no reason to believe that it might receive an Environmental Complaint.

                        (ii) No activity of any Borrower at any of the Property
            is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Borrower no activity of any prior owner, operator or occupant of any of the Property was conducted in violation of any Environmental Law.

                        (iii) There are no Regulated Substances present on, in,
            under, or emanating from, or to any Borrower's knowledge emanating to, any of the Property or any portion thereof which result in Contamination.

                        (iv) Each Borrower has all Required Environmental
            Permits and all such Required Environmental Permits are in full force and effect.

                        (v) Each Borrower has submitted to an Official Body
            and/or maintains, as appropriate, all Required Environmental
            Notices.

                        (vi) No structures, improvements, equipment, fixtures,
            impoundments, pits, lagoons or aboveground or underground storage tanks located on any of the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits. To the knowledge of each Borrower, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of any of the Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws.

                        (vii) To the knowledge of each Borrower, no facility or
            site to which any Borrower, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body.

                        (viii) No portion of any of the Property is identified
            or to the knowledge of any Borrower proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official

            Body, nor to the knowledge of any Borrower is any property adjoining or in the proximity of any of the Property identified or proposed to be identified on any such list.

                        (ix) No portion of any of the Property constitutes an
            Environmentally Sensitive Area.

                        (x) No lien or other encumbrance authorized by
            Environmental Laws exists against any of the Property and none of the Borrowers has any reason to believe that such a lien or encumbrance may be imposed.

            5.1.23. Senior Debt Status.

                  The Obligations of each Borrower under this Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Borrower except Indebtedness of such Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Borrower or Restricted Subsidiary which secures indebtedness or other obligations of any Person except for Permitted Liens.

            5.1.24. Year 2000.

                  PDI and the Restricted Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by PDI or the Restricted Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change.

      5.2   Updates to Schedules.

            Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, PDI shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

6.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Borrowers of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

      6.1   First Loans and Letters of Credit.

            On the Closing Date:

            6.1.1. Officer's Certificate.

                  The representations and warranties of each of the Borrowers contained in Section 5.1 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Borrowers shall have performed and complied with all covenants and conditions hereof and thereof, and no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall have been delivered to the Agent for the benefit of each Bank a certificate of each of the Borrowers, dated the Closing Date and signed by an Executive Officer of the Borrowers, to such effect.

            6.1.2. Secretary's Certificate.

                  There shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Borrowers, certifying as appropriate as to:

                        (i) all action taken by each Borrower in connection with
            this Agreement and the other Loan Documents;

                        (ii) the names of the officer or officers authorized to
            sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                        (iii) copies of each Borrowers' organizational
            documents, including its certificate of incorporation and bylaws, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

            6.1.3. Opinion of Counsel.

                  There shall have been delivered to the Agent for the benefit of each Bank a written opinion of Morse, Zelnick, Rose and Lander, LLP, counsel for the Borrowers, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:


                        (i) as to the matters set forth in EXHIBIT 6.1.3; and

                        (ii) as to such other matters incident to the
            transactions contemplated herein as the Agent may reasonably request.

            6.1.4. Legal Details.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

            6.1.5. Payment of Fees.

                  The Borrowers shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

            6.1.6. Consents.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 5.1.13 shall have been obtained.

            6.1.7. Officer's Certificate Regarding MACs.

                  Since December 31, 1999, no Material Adverse Change shall have occurred; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by an Executive Officer of the Borrowers to such effect.

            6.1.8. No Violation of Laws.

                  The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Borrower or any of the Banks.

            6.1.9. No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

            6.1.10. Insurance Policies; Certificates of Insurance; Endorsements.

                  The Borrowers shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 is in full force and effect and that all premiums then due thereon have been paid.

            6.1.11. Lien Searches.

                  The Borrowers shall have delivered to the Agent and its counsel UCC lien search, tax lien and judgment search reports with respect to each Borrower in all appropriate jurisdictions verifying the absence of any Liens upon or with respect to any of their respective properties or assets other than Permitted Liens.

            6.1.12. Field Audit.

                  The Agent shall have received a satisfactory report regarding the audit and verification of the accounts receivable and other financial matters of the Borrowers.

            6.1.13. Glaxo Matters.

                  The Borrowers shall have furnished to the Agent and the Banks
(i) a certified true and correct copy of the Glaxo Agreement, as amended by the Glaxo Letter Agreement and otherwise amended or modified through the Closing Date, together with any material notices delivered to or furnished by PDI or LCV thereunder, and (ii) a consolidated balance sheet of PDI and its Subsidiaries as of the fiscal year ended December 31, 2000, reflecting, among other matters, the results related to the consummation of the transactions contemplated in the Glaxo Agreement.

            6.1.14. Management Letters.

                  The Borrowers shall have furnished to the Agent and the Banks a copy of each of any management letters issued by the certified public accountants that conducted the audit of the financial statements of PDI for the fiscal years ended December 31, 1999 and December 31, 2000.

            6.1.15. Administrative Questionnaire.

                  Each of the Banks and the Borrowers shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

      6.2   Each Additional Loan or Letter of Credit.

            At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrowers contained in Section 5.1 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrowers shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Borrower or Restricted Subsidiary or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit, as the case may be.

7.    COVENANTS

      7.1   Affirmative Covenants.

            The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, Letter of Credit Borrowings, and any fees, expenses or other amounts payable under any of the Loan Documents, and interest thereon, expiration or termination of all Letters of Credit, and termination of the Commitments, the Borrowers shall comply at all times with the following affirmative covenants:

            7.1.1. Preservation of Existence, Etc.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6.

            7.1.2. Payment of Liabilities, Including Taxes, Etc.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Borrower or Restricted Subsidiary, provided that the Borrowers and the Restricted Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

            7.1.3. Maintenance of Insurance.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Borrowers shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Borrowers.

            7.1.4. Maintenance of Properties and Leases.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

            7.1.5. Maintenance of Patents, Trademarks, Etc.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

            7.1.6. Visitation Rights; Field Exams.

                  (i) Each Borrower shall, and shall cause each Restricted Subsidiary to, permit any of the officers or authorized employees of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers with reasonable notice prior to any visit or inspection. The Borrowers shall reimburse the Agent and each Bank for the reasonable and customary expenses actually incurred by the officers and authorized employees of such parties incidental to any visit permitted pursuant to this Section 7.1.6(i); provided, however, that any such request for reimbursement in excess of $250 shall be subject to the prior approval of PDI.

                  (ii) In addition to, and not in lieu of, the visitation rights afforded the Agent and Banks pursuant to Section 7.1.6(i), each Borrower shall, and shall cause each Restricted Subsidiary to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to conduct field examinations, receivables verifications and collateral audits with respect to the businesses, properties and books and records of such Borrower and Restricted Subsidiaries, as the case may be. Notwithstanding any other term of this clause (ii), all field examinations permitted in this clause may only be conducted upon reasonable advance notice and during normal business hours, and no more frequently than twice in the aggregate for the Agent and the Banks in any period of twelve (12) consecutive months, unless an Event of Default or Potential Default shall then exist, in which case no such limitation as to frequency shall exist. Should any Bank desire to conduct any such field examination, such Bank shall notify the Agent, the Borrowers and the other Banks of such intention and shall make reasonable efforts to conduct such visitation or field examination contemporaneously with any such field examination to be conducted by the Agent, it being acknowledged that any such contemporaneous field examination shall constitute a single field examination for purposes of this Section 7.1.6. The costs and expenses of any field examination permitted hereunder shall be at the sole cost and expense of the Borrowers.

            7.1.7. Keeping of Records and Books of Account.

                  PDI shall, and shall cause each Restricted Subsidiary to, maintain and keep proper books of record and account which enable PDI and each Restricted Subsidiary to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws or any Official Body having jurisdiction over PDI or any Restricted Subsidiary, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

            7.1.8. Plans and Benefit Arrangements.

                  PDI shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, PDI shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due in accordance with Plans, Benefit Arrangements and Multiemployer Plans.

            7.1.9. Compliance with Laws.

                  Each Borrower shall, and shall cause each Restricted Subsidiary to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

            7.1.10. Use of Proceeds.

                  The Borrowers will use the Letters of Credit and the proceeds of the Revolving Credit Loans only for general corporate purposes and for working capital. The Borrowers shall not use the Letters of Credit or the proceeds of the Revolving Credit Loans for any purposes which contravene any applicable Law or any provision hereof.

      7.2   Negative Covenants.

            The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, Letter of Credit Borrowings, and any fees, expenses or other amounts payable under the Loan Documents and interest thereon, expiration or termination of all Letters of Credit, and termination of the Commitments, the Borrowers shall comply with the following negative covenants:

            7.2.1. Indebtedness.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                        (i) Indebtedness under the Loan Documents;

                        (ii) Existing Indebtedness as set forth on SCHEDULE
            7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 7.2.1;

                        (iii) Indebtedness assumed by a Borrower, or any
            Restricted Subsidiary, contemporaneous with the consummation of a Permitted Acquisition if, and only if:

            (a) said Indebtedness is assumed without modification of the maturity, principal amortization, interest rate, prepayment options, collateral or any other material term or condition pertaining thereto;

            (b) said Indebtedness is secured solely by Purchase Money Security Interests, real property or other fixed capital assets to become the property of a Borrower, or any Restricted Subsidiary, in connection with said Permitted Acquisition; and

            (c) said Indebtedness is not a revolving credit facility or line of credit arranged for working capital or general corporate purposes similar to the credit facilities provided herein; or

                        (iv) Indebtedness secured by Purchase Money Security
            Interests not exceeding $7,500,000 (inclusive of Indebtedness secured by Purchase Money Security Interests permitted to be assumed pursuant to clause (iii) above).

            7.2.2. Liens; Negative Pledges.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. Each of the Borrowers shall not agree to, or otherwise consent to be bound by, any contractual obligation or undertaking restricting its ability to create, incur, assume or suffer to exist any Lien on any of its property or assets, now owned or hereafter acquired, other than such provisions which may exist in this Agreement or the Glaxo Agreement as such agreement relates solely to the Glaxo Inventory.

            7.2.3. Guaranties.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Borrowers permitted hereunder.

            7.2.4. Loans and Investments.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                        (i) trade credit extended on usual and customary terms
            in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by
            such employees in the ordinary course of business;

                        (iii) Permitted Investments;

                        (iv) loans, advances and investments in other Borrowers;

                        (v) loans from time to time advanced to officers of the
            Borrowers as approved by the independent compensation committee of the Board of Directors of PDI, which do not exceed $3,000,000 in the aggregate outstanding to any individual officer and $10,000,000 in the aggregate outstanding to all such officers, at any time;

                        (vi) loans and advances to Persons (other than any
            Affiliates of a Borrower or any Restricted Subsidiary) engaged in businesses substantially similar or complementary to one or more line or lines of business conducted by the Borrowers if, and only if, each of the following requirements is met:

                              (a) no Potential Default or Event of Default shall
            exist immediately prior, or after giving effect, to such loan or advance;

                              (b) the sum of (x) the proposed amount of any such
            loan or advance, plus (y) the aggregate outstanding principal amount of all other loans and advances made from time to time pursuant to this clause (vi), plus (z) the Consideration paid by a Borrower or a Restricted Subsidiary in any Permitted Acquisition, will not be greater than any of the monetary limitations set forth in Section 7.2.6(2)(iv);

                              (c) the Borrowers shall have demonstrated to the
            reasonable satisfaction of the Agent and the Required Banks that (y) the Pro Forma Leverage Ratio shall be less than or equal to 1.75 to
            1.00 and (z) the Pro Forma Liquidity Requirement shall have been satisfied. Said compliance shall be determined at the time that a Borrower or a Restricted Subsidiary, as the case may be, has made available its commitment to fund such loans and advances and as if said loans and advances under any such commitment were fully funded at such time. Furthermore, said compliance shall be evidenced by a certificate of PDI's Chief Financial Officer demonstrating the calculations of said ratio and requirement and each significant component thereof and certifying as to the matters set forth in Section 7.2.4(vi)(a); and

                              (d) the Borrowers shall have delivered to the
            Agent at least ten (10) Business Days prior to funding any loans or advances under this clause (vi) or extending any commitment to so fund (whichever occurs sooner) copies of any letters of intent or proposals, together with any notes, loan agreements, commitments or other agreements (which may be in draft form, if that is the only form available at such time) in connection with such loans or commitment letters and shall have delivered to the Agent such other information about such Borrower thereunder, its assets or product line as any Bank may reasonably require. If the Borrowers shall have delivered any document in its proposed or draft form pursuant to this clause (d), the Borrowers shall undertake to deliver to the Agent a copy of the final executed version of any such documents as soon as practicable after the finalization thereof; or

                        (vii) any other form of investments, issued, acquired or
            created in connection with a Permitted Acquisition or a Permitted Joint Venture.

            7.2.5. Dividends and Related Distributions.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Borrower or Restricted Subsidiary or (ii) dividends and distributions in the form of equity interests of the distributing Borrower or Restricted Subsidiary of like kind to the equity interest in respect of which such dividend or distribution is made.

            7.2.6. Liquidations, Mergers, Consolidations, Acquisitions.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, or otherwise be a party to a Product Line Acquisition or Product Contract Rights Acquisition; provided that:

      (1) Any Borrower or Restricted Subsidiary may consolidate or merge into PDI, or

      (2) Any Borrower or Restricted Subsidiary may acquire, whether by purchase or by merger, all of the ownership interests of another Person or substantially all of assets of another Person or of a business or division of another Person, including, without limitation, in a Product Line Acquisition or effect any Product Contract Rights Acquisition transaction with another Person (each a "Permitted Acquisition"); provided that each of the following requirements is met:

                        (i) The board of directors or other equivalent governing
            body of such Person shall have approved such Permitted Acquisition (if such approval is necessary or appropriate) and, if the Borrowers shall use any portion of the Loans to fund such Permitted Acquisition, the Borrowers also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition if reasonably required by the Required Banks;

                        (ii) The business acquired, or the business conducted by
            the Person whose ownership interests, assets or product line is being acquired, as applicable, shall be substantially similar or complementary to one or more line or lines of business conducted by the Borrowers and shall comply with Section 7.2.11;

                        (iii) No Potential Default or Event of Default shall
            exist immediately prior to or after giving effect to such Permitted Acquisition;

                        (iv) The Consideration paid by the Borrowers (in each
            case, when added to the aggregate outstanding principal amount loaned or advanced by a Borrower or a Restricted Subsidiary pursuant to Section 7.2.4(vi)) shall not exceed (x) $40,000,000 for any single Permitted Acquisition, (y) $100,000,000 in the aggregate for all Permitted Acquisitions made during any period of twelve (12) consecutive months, or (z) $200,000,000 in the aggregate for all Permitted Acquisitions made at any time during which any Commitment is in effect;

                        (v) The Borrowers shall have demonstrated to the
            reasonable satisfaction of the Agent and the Required Banks that immediately after giving effect to such Permitted Acquisition that
            (y) the Pro Forma Leverage Ratio shall be less than or equal to 1.75 to 1.00 and (z) the Pro Forma Liquidity Requirement shall have been satisfied, said compliance to be evidenced by a certificate of PDI's Chief Financial Officer demonstrating the calculations of said ratio and requirement and each significant component thereof and certifying as to the matters set forth in Section 7.2.6(2)(iii); and

                        (vi) The Borrowers shall have delivered to the Agent at
            least ten (10) Business Days before the consummation of such Permitted Acquisition copies of any letters of intent or proposals, together with any agreements entered into or proposed to be entered into by any Borrower (which may be in draft form, if that is the only form available at such time) in connection with such Permitted Acquisition, and shall have delivered to the Agent such other information about such Person, its assets or product line as any Bank may reasonably require. If the Borrowers shall have delivered any document in its proposed or draft form pursuant to this clause
            (vi), the Borrowers shall undertake to deliver to the Agent a copy of the final executed version of any such documents as soon as practicable after the finalization thereof.

            If any of the requirements set forth in clause (i) through (vi) of this Section 7.2.6 can not, or have not, been satisfied by the Borrowers in connection with any proposed Per rmitted Acquisition, then the Borrowers must obtain the prior written consent of all of the Banks to effect such transaction.

            7.2.7. Permitted Joint Ventures.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, hold a joint venture interest in any joint venture, or otherwise acquire or create an Unrestricted Subsidiary, unless each of the following requirements is met (each such transaction, a "Permitted Joint Venture"):

                        (i) The board of directors or other equivalent governing
            body of the other participant in any such Permitted Joint Venture shall have approved such transaction (if such approval is necessary or appropriate) and, if the Borrowers shall use any portion of the Loans to fund such Permitted Joint Venture, the Borrowers also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such participant if reasonably required by the Required Banks;

                        (ii) The business acquired, or the business conducted by
            the relevant joint venture shall be substantially similar or complementary to one or more line or lines of business conducted by the Borrowers and shall comply with Section 7.2.11;

                        (iii) No Potential Default or Event of Default shall
            exist immediately prior to or after giving effect to such Permitted Joint Venture;

                        (iv) The aggregate amount of the cash, property or
            assets contributed to such joint venture by any Borrower or Restricted Subsidiary, as the case may be, shall not exceed $25,000,000 in the aggregate for all Permitted Joint Ventures;

                        (v) The Borrowers shall have demonstrated to the
            reasonable satisfaction of the Agent and the Required Banks that immediately after giving effect to such Permitted Joint Venture that
            (y) the Pro Forma Leverage Ratio shall be less than or equal to 1.75 to 1.00 and (z) the Pro Forma Liquidity Requirement shall have been satisfied, said compliance to be evidenced by a certificate of PDI's Chief Financial Officer demonstrating the calculations of said ratio and requirement and each significant component thereof and certifying as to the matters set forth in Section 7.2.7(iii); and

                        (vi) The Borrowers shall have delivered to the Agent at
            least ten (10) Business Days before the consummation of such Permitted Joint Venture copies of any letters of intent or proposals, together with any agreements entered into or proposed to be entered into by any Borrower, Restricted Subsidiary or Unrestricted Subsidiary (which may be in draft form, if that is the only form available at such time) in connection with such Permitted Joint Venture, and shall have delivered to the Agent such other information about such Person, its assets or product line as any Bank may reasonably require. If the Borrowers shall have delivered any document in its proposed or draft form pursuant to this clause
            (vi), the Borrowers shall undertake to deliver to the Agent a copy of the final executed version of any such documents as soon as practicable after the finalization thereof.

            If any of the requirements set forth in clause (i) through (vi) of this Section 7.2.7 can not, or have not, been satisfied by the Borrowers in connection with any proposed Permitted Joint Venture, then the Borrowers must obtain the prior written consent of all of the Banks to effect such transaction.

            7.2.8. Dispositions of Assets or Subsidiaries.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Restricted Subsidiary), except:

                        (i) transactions involving the sale of inventory in the
            ordinary course of business;

                        (ii) any sale, transfer or lease of assets in the
            ordinary course of business which are no longer necessary or required in the conduct of such Borrower's or such Restricted Subsidiary's business;

                        (iii) any sale, transfer or lease of assets by any
            Restricted Subsidiary to a Borrower or any other Restricted Subsidiary;

                        (iv) any sale, transfer or lease of assets in the
            ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.1(iii);

                        (v) any other sale, transfer or lease of assets not
            otherwise permitted pursuant to clauses (i) through (iv) above, in an amount not to exceed 10% in the aggregate of the total assets of PDI and the Restricted Subsidiaries (determined on a consolidated basis (as to PDI and the Restricted Subsidiaries only) based on the most recent audited financial statement delivered to the Banks pursuant to Section7.3.3) in any fiscal period of twelve (12) consecutive months; or

                        (vi) any sales or transfers of receivables in connection
            with a Receivables Securitization on terms and conditions reasonably acceptable to the Agent, so long as the Net Cash Proceeds are applied to the mandatory prepayment required pursuant to Section 4.5.2.

            7.2.9. Affiliate Transactions.

                  Other than the transactions described on SCHEDULE 7.2.9, each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Borrower or other Person) with any Affiliate unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

            7.2.10. Subsidiaries, Partnerships.

                  Other than in connection with a Permitted Acquisition or a Permitted Joint Venture, each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, own or create directly or indirectly any Subsidiaries, except that the foregoing shall not prohibit the creation of any new Restricted Subsidiary, if substantially contemporaneously with said creation, the Borrowers shall have caused said new Restricted Subsidiary to execute and deliver to the Agent (i) a supplement to this Agreement substantially in the form of EXHIBIT 7.2.10, pursuant to which such new Restricted Subsidiary assumes the joint and several Obligations of a Borrower hereunder and under the other Loan Documents, and (ii) such resolutions, certificates, opinions and other written assurances as the Agent may reasonably request regarding the corporate authority and legal, valid and binding nature of said assumption and joinder. Other than in connection with a Permitted Acquisition or a Permitted Joint Venture, each of the Borrowers shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Borrowers may be general or limited partners in other Borrowers, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Borrowers may be members or managers of, or hold limited liability company interests in, other Borrowers, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

            7.2.11. Continuation of or Change in Business.

                  Each of the Borrowers shall not, and shall not permit any Restricted Subsidiary to, engage in any business now or in the future other than the provision of (a) sales and marketing services, (b) medical education and communication services, (c) marketing research and consulting services, (d) brand marketing services, and (e) related products and services reasonably complementary to the foregoing, in each case to and/or for the health care industry.

            7.2.12. Plans and Benefit Arrangements.

                  PDI shall not, and shall not permit any Restricted Subsidiary to:

                        (i) fail to satisfy the minimum funding requirements of
            ERISA and the Internal Revenue Code with respect to any Plan;

                        (ii) request a minimum funding waiver from the Internal
            Revenue Service with respect to any Plan;

                        (iii) engage in a Prohibited Transaction with any Plan,
            Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                        (iv) permit the aggregate actuarial present value of all
            benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                        (v) fail to make when due any contribution to any
            Multiemployer Plan that any Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                        (vi) withdraw (completely or partially) from any
            Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of any Borrower or any member of the ERISA Group;

                        (vii) terminate, or institute proceedings to terminate,
            any Plan, where such termination is likely to result in a material liability to any Borrower or any member of the ERISA Group;

                        (viii) make any amendment to any Plan with respect to
            which security is required under Section 307 of ERISA; or

                        (ix) fail to give any and all notices and make all
            disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

            7.2.13. Fiscal Year .

                  PDI shall not, and shall not permit any Restricted Subsidiary to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

            7.2.14. Changes in Organizational Documents.

                  PDI shall not, and shall not permit any Restricted Subsidiary to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents, in any manner which, in the reasonable discretion of the Agent, is likely to cause a Material Adverse Change.

            7.2.15. Minimum Fixed Charge Coverage Ratio.

                  PDI shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 2.25 to 1.0.

            7.2.16. Maximum Leverage Ratio.

                  PDI shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be greater than 2.50 to 1.00.

            7.2.17. Minimum Net Worth.

                  PDI shall not permit the Consolidated Net Worth, calculated as of the end of each fiscal quarter, to be less than the sum of (A) 90% of the Consolidated Net Worth as of the end of the immediately preceding fiscal quarter plus (B) 50% of PDI's net income as determined and consolidated (as to PDI and the Restricted Subsidiaries only) in accordance with GAAP (but only if a positive number) calculated for the most recently completed fiscal quarter plus
(C) 90% of any consideration paid to PDI for any capital stock issued in the most recently completed fiscal quarter.

            7.2.18. Capital Expenditure Limitation.

                  The Borrowers shall not, and shall not permit any Restricted Subsidiary to, expend, or suffer to exist, Capital Expenditures in excess of $15,000,000 in the collective aggregate in any calendar year.

            7.2.19. Amendment to Glaxo Agreement.

                  Neither PDI nor LCV shall agree to amend, supplement, restate, or otherwise modify, or waive compliance with, or consent to the departure from, any term or provision of the Glaxo Agreement in any material respect without the prior written consent of the Agent and the Required Banks (which consent shall not be unreasonably withheld), it being acknowledged by the Borrowers that any modification to Article 13 of the Glaxo Agreement (or any of the defined terms used therein) shall constitute a material amendment requiring the aforementioned consent of the Agent and the Required Banks.

            7.2.20. Indirect Means.

                  The Borrowers shall not take, or permit to occur, any action, which any Borrower is prohibited from doing, or allowing to occur, through a Restricted Subsidiary or by any other indirect means.

      7.3   Reporting Requirements.

            The Borrowers agree that until payment in full of the Loans, Reimbursement Obligations, Letter of Credit Borrowings, and any fees, expenses or other amounts payable under the Loan Documents, and interest thereon, expiration or termination of all Letters of Credit, and termination of the Commitments, the Borrowers will furnish or cause to be furnished to the Agent and each of the Banks:

            7.3.1. Monthly Borrowing Base Information.

            As soon as available and in any event within twenty (20) calendar days after the end of each Calculation Period, a Borrowing Base Certificate for such Calculation Period which certificate shall include an accounts receivable aging report and inventory schedules and valuations as of the end of such Calculation Period, in each case for PDI and the Restricted Subsidiaries, in reasonable detail and certified as true and correct by an Executive Officer of the Borrowers.

            7.3.2. Quarterly Financial Statements.

            As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of PDI and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of PDI as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The forty-five (45) day time requirement for delivery of said statements shall be subject to a five (5) day extension to not more than fifty
(50) days upon presentation by PDI to the Agent that a like extension is in effect for filing PDI's 10-Q statement pursuant to the applicable rules and regulations of the Securities and Exchange Commission. The above described quarterly financial statements shall be accompanied by management prepared financial statements of comparable scope and quality consolidating the results of PDI and the Restricted Subsidiaries only, but in all other respects prepared in accordance with GAAP, consistently applied.

            7.3.3. Annual Financial Statements.

                  7.3.3.1. Audited Statements, etc.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of PDI, financial statements of PDI and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The ninety (90) day time requirement for delivery of said statements shall be subject to a fifteen (15) day extension to not more than one hundred five (105) days upon presentation by PDI to the Agent that a like extension is in effect for filing PDI's 10-K statement pursuant to the applicable rules and regulations of the Securities and Exchange Commission. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Borrower under any of the Loan Documents. PDI shall deliver with such financial statements and certification by its accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of PDI and its Subsidiaries, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming PDI's calculations with respect to the certificate to be delivered pursuant to Section 7.3.4 with respect to such financial statements and (ii) to the effect that the Banks are entitled to rely upon such accountant's certification of the annual financial statements and that such accountants authorize PDI to deliver such reports and certificate to the Banks on such accountants' behalf.

                  7.3.3.2. Restricted and Unrestricted Subsidiary Annual Financial Statements.

                  The annual audited financial statements required pursuant to
Section 7.3.3.1 shall be accompanied by management prepared financial statements of comparable scope and quality to the statements required pursuant to Section
7.3.3.1 consolidating the results of PDI and the Restricted Subsidiaries only, but in all other respects prepared in accordance with GAAP, consistently applied; provided, however that the Agent and/or the Required Banks reserve the right to demand audited consolidated financial statements, for PDI and the Restricted Subsidiaries only, but otherwise conforming with the requirements of
Section 7.3.3.1 if the Agent or the Required Banks determine that the Unrestricted Subsidiaries constitute a material portion of the consolidated financial results of PDI. Furthermore, the annual audited financial statements required pursuant to Section 7.3.3.1 shall be accompanied by management prepared financial statements of comparable scope and quality to the statements required pursuant to Section 7.3.3.1 for each Unrestricted Subsidiary or other Permitted Joint Venture in which a Borrower or any Restricted Subsidiary (individually or collectively in the aggregate) has contributed cash, property or assets to such Unrestricted Subsidiary or other Permitted Joint Venture with a value of $2,000,000 or more.

            7.3.4. Certificate of PDI.

                  Concurrently with the financial statements of PDI furnished to the Agent and to the Banks pursuant to Sections 7.3.2 and 7.3.3, a certificate of PDI signed by an Executive Officer of the Borrowers, in substantially the form of EXHIBIT 7.3.4, to the effect that, except as described pursuant to
Section 7.3.5, (i) the representations and warranties of the Borrowers contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrowers have performed and complied with all covenants and conditions hereof and thereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate (or, if any Potential Default or Event of Default exists, the facts and circumstances related thereto, in reasonable detail, together with a description of the actions taken, or proposed to be taken, to rectify the same) and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.2.15, 7.2.16, 7.17 and 7.2.18.

            7.3.5. Notice of Default.

                  Promptly after any Executive Officer of the Borrowers has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Executive Officer of the Borrowers setting forth the details of such Event of Default or Potential Default and the action which such Borrower proposes to take with respect thereto.

            7.3.6. Notice of Litigation.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower or Subsidiary of any Borrower which involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.

            7.3.7. Certain Events.

                  Written notice:

                        (i) at least five (5) Business Days prior to any
            proposed sale or transfer of assets pursuant to Section 7.2.7(iv) and at least thirty (30) calendar days prior any Receivables Securitization, in each case describing in reasonable detail the action proposed to be taken;

                        (ii) as soon as reasonably practicable with the taking
            of any corporate action in furtherance of the same, any amendment to the organizational documents of any Borrower permitted to occur pursuant to Section 7.2.13;

                        (iii) as soon as practicable after any Executive Officer
            of the Borrowers obtains actual knowledge of the same, a written description of any material developments in (x) the transactions contemplated in the Glaxo Agreement, (y) the litigation pending in the Federal District Court for the District of New Jersey regarding the attempted introduction of a generic equivalent of the Product (as defined in the Glaxo Agreement), or (z) any other threatened or pending infringement upon any exclusive distribution arrangement in favor of any Borrower or any Subsidiary of any Borrower; and

                        (iv) as soon as practicable after finalization of the
            same and subject to any limitations imposed by third parties regarding confidentiality, certified true and correct copies of each of the pricing and rebate contracts entered into by LCV as contemplated in Sections 3.05(d) and 3.12 of the Glaxo Agreement.

            7.3.8. Budgets, Forecasts, Other Reports and Information.

                  Promptly upon becoming available to PDI:

                        (i) the annual budget and any forecasts or projections
            of PDI, to be supplied not later than sixty (60) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                        (ii) any reports including management letters submitted
            to PDI's independent accountants in connection with any annual, interim or special audit,

                        (iii) any reports, notices or proxy statements generally
            distributed by PDI to its stockholders on a date no later than the date supplied to such stockholders,

                        (iv) regular or periodic reports, including Forms 10-K,
            10-Q and 8-K, registration statements and prospectuses, filed by PDI with the Securities and Exchange Commission,

                        (v) a copy of any order in any proceeding to which PDI
            or any of its Subsidiaries is a party issued by any Official Body, and

                        (vi) such other reports and information as any of the
            Banks may from time to time reasonably request. The Borrowers shall also notify the Banks promptly of the enactment or adoption of any Law, which may result in a Material Adverse Change.

            7.3.9. Notices Regarding Plans and Benefit Arrangements.

                  7.3.9.1. Certain Events.

                        Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                        (i) any Reportable Event with respect to any Borrower or
            any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                        (ii) any Prohibited Transaction which could subject any
            Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
            Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                        (iii) any assertion of material withdrawal liability
            with respect to any Multiemployer Plan,

                        (iv) any partial or complete withdrawal from a
            Multiemployer Plan by any Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                        (v) any cessation of operations (by any Borrower or any
            other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                        (vi) withdrawal by any Borrower or any other member of
            the ERISA Group from a Multiple Employer Plan,

                        (vii) a failure by any Borrower or any other member of
            the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                        (viii) the adoption of an amendment to a Plan requiring
            the provision of security to such Plan pursuant to Section 307 of ERISA, and

                        (ix) any change in the actuarial assumptions or funding
            methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                  7.3.9.2. Notices of Involuntary Termination and Annual
Reports.

                  Promptly after receipt thereof, copies of (a) all notices received by any Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by any Borrower or any other member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of any Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                  7.3.9.3. Notice of Voluntary Termination.

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.    DEFAULT

      8.1   Events of Default.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

            8.1.1. Payments Under Loan Documents.

                  The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

            8.1.2. Breach of Warranty.

                  Any representation or warranty made at any time by any of the Borrowers herein or by any of the Borrowers in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

            8.1.3. Breach of Negative Covenants or Visitation Rights.

                  Any of the Borrowers shall default in the observance or performance of any covenant contained in Section 7.1.6, Section 7.2 or Section 7.3.1;

            8.1.4. Breach of Other Covenants.

                  Any of the Borrowers shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any Executive Officer of the Borrowers obtains actual or constructive knowledge of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrowers as determined by the Agent in its sole discretion);

            8.1.5. Defaults in Other Agreements or Indebtedness.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower or Restricted Subsidiary may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

            8.1.6. Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be entered against any Borrower by a court of competent jurisdiction, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

            8.1.7. Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide rights, titles, interests, remedies, powers or privileges intended to be created thereby;

            8.1.8. Uninsured Losses; Proceedings Against Assets.

                  There shall occur any material uninsured damage to or loss, theft or destruction of any of the property or assets of any of the Borrowers in excess of $500,000, or any such property or assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

            8.1.9. Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $100,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Borrowers' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

            8.1.10. Insolvency.

                  Any Borrower or any Restricted Subsidiary ceases to be solvent or admits in writing its inability to pay its debts as they mature;

            8.1.11. Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of any Borrower's liability is likely to exceed 10% of Consolidated Net Worth (less any intangible assets determined in accordance with GAAP); (v) PDI or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) PDI or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) PDI or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) PDI or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or

(ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by PDI and the other members of the ERISA Group;

            8.1.12. Cessation of Business.

                  Any Borrower or Restricted Subsidiary ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 or 7.2.7, or any Borrower or Restricted Subsidiary is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

            8.1.13. Change of Control.

                        (i) Any person or group of persons (within the meaning
            of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 25% or more of the voting capital stock of PDI; provided, however, that transfers of voting capital stock of PDI beneficially owned or controlled by John P. Dugan to trusts established for his benefit, or the benefit of his spouse or members of his immediate family, or transfers to such family members pursuant to such trusts, shall not be considered in determining whether an Event of Default has occurred under this Section 8.1.13 or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of PDI on the first day of such period shall cease to constitute a majority of the board of directors of PDI; provided, however that (i) the filling of vacancies on such board caused by (x) the voluntary retirement of any incumbent board member which is not incidental to the circumstances described in clause (i) of this Section 8.1.13, or (y) the death or disability of any incumbent board member, or (z) the creation of additional members of said board by the incumbent board, which is not incidental to the circumstances described in clause (i) of this Section 8.1.13, shall not be considered in determining whether an Event of Default has occurred under this Section 8.1.13;

            8.1.14. Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Borrower or Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or Restricted Subsidiary for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

            8.1.15. Voluntary Proceedings.

                  Any Borrower or Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

      8.2   Consequences of Event of Default.

            8.2.1. Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks shall, (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for their Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrowers; and

            8.2.2. Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 8.1.14 or
8.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

            8.2.3. Set off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it (but subject to

Section 9.13), without notice to such Borrower, to set off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any of the Borrowers for its or their own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrowers are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or the Agent; and

            8.2.4. Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

            8.2.5. Other Rights and Remedies.

                  In addition to the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under applicable Law.

9.    THE AGENT

      9.1   Appointment.

            Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

      9.2   Delegation of Duties.

            The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

      9.3   Nature of Duties; Independent Credit Investigation.

            The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Borrowers in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

      9.4   Actions in Discretion of Agent; Instructions From the Banks.

            The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.6. Subject to the provisions of Section 9.6 and the second sentence of this
Section 9.4, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or all of the Banks, as applicable, or in the absence of such instructions, in the absolute discretion of the Agent.

      9.5   Reimbursement and Indemnification of Agent by the Borrower.

            Except as otherwise expressly provided in this Agreement, the Borrowers unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including the reasonable fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and other consultants reasonably engaged and, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any mutually binding amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld.

      9.6   Exculpatory Provisions; Limitation of Liability.

            Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers, or the financial condition of the Borrowers, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Borrowers, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Borrowers (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

      9.7   Reimbursement and Indemnification of Agent by Banks.

            Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrowers' books, records and business properties.

      9.8   Reliance by Agent.

            The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense (other than any liability or expense that is a direct consequence of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

      9.9   Notice of Default.

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

      9.10  Notices.

            The Agent shall promptly send to each Bank a copy of all notices, documents and other certifications received from the Borrowers (and not otherwise contemporaneously forwarded by the Borrowers to the Banks) pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

      9.11  Banks in Their Individual Capacities; Agent in its Individual
            Capacity.

            With respect to its Revolving Credit Commitment, and the Revolving Credit Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Borrowers and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrowers or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      9.12  Holders of Notes.

            The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      9.13  Equalization of Banks.

            The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 3.4.3, 4.4.2 or 4.6. The foregoing notwithstanding, no Bank to be Terminated pursuant to Section 2.11 shall be required to share any payment received from any Borrower or an Assignee in connection with the termination and/or expiration of its Commitment as contemplated in such Section 2.11. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans or other Obligations owing to such Bank in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes and other Obligations, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

      9.14  Successor Agent.

            The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, its Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

      9.15  Agent's Fee.

            The Borrowers shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between PDI and Agent, as amended from time to time.

      9.16  Availability of Funds.

            The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (i) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or (ii) two
(2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and if such funding occurs at or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

      9.17  Calculations.

            In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

      9.18  Beneficiaries.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Borrowers.

      9.19  Documentation Agent.

            Each Bank hereby designates and appoints The Bank of New York, as Documentation Agent hereunder. In such capacity, the Documentation Agent shall have only such duties, power and responsibilities as may be delegated to it by the Agent with the Borrowers' prior written consent and which The Bank of New York has elected to accept in its sole discretion. In the course of performance of any such duties, powers or responsibilities (if any), the Documentation Agent shall be entitled to the benefits bestowed upon the Agent pursuant to this Section 9 as if it were named therein as an additional agent.

10.   MISCELLANEOUS

      10.1  Modifications, Amendments or Waivers.

            With the written consent of the Required Banks, the Agent, acting on behalf of the Banks, and PDI, on behalf of all of the Borrowers, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrowers; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

            10.1.1. Increase of Commitment; Extension of Expiration Date.

                  Increase the amount of the Commitment of any Bank hereunder (other than as contemplated in Section 2.10), extend the Short-Term Expiration Date or Long-Term Expiration Date, or extend the expiration date of any Letter of Credit beyond the period specified in clause (B) of Section 2.9.1;

            10.1.2. Extension of Payment; Reduction of Principal Interest or
                    Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, any Reimbursement Obligation or any Participation Advance (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Short-Term Expiration Date or Long-Term Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan, Reimbursement Obligation or Participation Advance or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, any Reimbursement Obligation, any Participation Advance, the Commitment Fee or any other fee payable to any Bank;

            10.1.3. Miscellaneous.

                  Amend Section 4.2, 9.6 or 9.13 or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change any of the advance rates set forth in the definition of Applicable LCV Advance Rate or Borrowing Base, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

      10.2  No Implied Waivers; Cumulative Remedies; Writing Required.

            No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any other or further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

      10.3  Reimbursement and Indemnification of Banks by the Borrower; Taxes.

            Each Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings and
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

      10.4  Holidays.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Short-Term Revolving Credit Loans shall be due on the Business Day preceding the Short-Term Expiration Date if the Short-Term Expiration Date is not a Business Day and Long-Term Revolving Credit Loans shall be due on the Business Day preceding the Long-Term Expiration Date if the Long-Term Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

      10.5  Funding by Branch, Subsidiary or Affiliate.

            10.5.1. Notional Funding.

                  Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.6 than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

            10.5.2. Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

      10.6  Notices.

            All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including electronic transmission, facsimile transmission or posting on a secured web-site) unless otherwise expressly permitted hereunder and shall be delivered or sent by electronic or facsimile transmission to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of electronic transmission when received and in the case of posting on a secured web-site upon receipt of notice of such posting (and rights to access such web-site), (d) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile, electronic transmission or posting on a secured web-site, (e) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (f) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice. Any notice required to be delivered to the Borrowers hereunder shall be deemed given to all of the Borrowers when given to PDI in accordance with this Section
10.6. Any notice given by PDI hereunder in accordance with this Section 10.6 shall be deemed given by all of the Borrowers when given in accordance with this Section10.6, and the Agent and the Banks are entitled to rely on said notice of PDI as if communicated by and received from all of the Borrowers.

      10.7  Severability.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      10.8  Governing Law.

            Each Letter of Credit and Section 2.9 shall be subject to the International Standby Practices (1998) issued by the International Chamber of Commerce, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New York without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

      10.9  Prior Understanding.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

      10.10 Duration; Survival.

            All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrowers contained in Sections 7.1, 7.2 and 7.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

      10.11 Successors and Assigns.

                        (i) This Agreement shall be binding upon and shall inure
            to the benefit of the Banks, the Agent, the Borrowers and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of its rights and Obligations hereunder or any interest herein without the prior written consent of all of the Banks, and any such assignment or transfer without such consent shall be null and void. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of PDI and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of PDI shall be required (A) if an Event of Default or Potential Default exists and is continuing, or
            (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Notes subject to such assignment, the Borrowers shall execute and deliver new Notes to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and new Notes to the assigning Bank in an amount equal to the Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment, except if such assigning Bank is assigning such interests pursuant to Sections
            2.11.2 or 4.4.2, in which case the assignee related thereto shall be responsible for said fee unless waived by the Agent. As of the effective date of any assignment by a Bank pursuant to this Section
            10.11 (or as otherwise contemplated pursuant to Sections 2.10.2, 2.11.2, or 4.4.2) of the entire amount of such Bank's Commitments and Obligations hereunder, such assigning Bank shall have no further duties or responsibilities hereunder or under any other Loan Document (other than the duties set forth in Section 10.12), and shall no longer be entitled to the rights and benefits of a Bank hereunder or under any other Loan Documents, except such rights and benefits which expressly survive the termination of this Agreement. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2, or10.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                        (ii) Any assignee or participant which is not
            incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Borrower or its Subsidiaries and any other information concerning any Borrower or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12.

                        (iii) Notwithstanding any other provision in this
            Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A promulgated by the Board of Governors of the Federal Reserve Bank System or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

      10.12 Confidentiality.

            10.12.1. General.

                  The Agent and the Banks each agree to keep confidential all information obtained from any Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information PDI specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement, for the purposes contemplated hereby or otherwise for internal credit underwriting purposes. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, if not prohibited, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, or to which the Agent, the Documentation Agent or any Bank may be a party, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented in writing to such disclosure.

            10.12.2. Sharing Information With Affiliates of the Banks.

                  Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Borrowers hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

      10.13 Counterparts.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

      10.14 Agent's or Bank's Consent.

            Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

      10.15 Exceptions.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

      10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL DISTRICT COURT SITUATED IN THE STATE OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION, FORUM NON CONVENIENS OR VENUE. EACH BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

      10.17 Tax Withholding Clause.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each such Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Bank; (B) each such assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each such Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

      10.18 Joint and Several Liability.

            For the avoidance of doubt, each of the Borrowers hereby acknowledge that obligations of the Borrowers hereunder are joint and several entitling the Agent and the Banks to enforce said obligations against any Borrower or all of the Borrowers in the sole and absolute discretion of the Agent or the Banks, as the case may be. The obligations of each Borrower hereunder, and under each other Loan Document, are primary and independent obligations of such Borrower, and not the obligations of a surety, guarantor, or endorsement or accommodation party. Notwithstanding the foregoing, any claims, defenses, rights or procedure requirements that would inure to the benefit of any Borrower as a surety, guarantor, or endorsement or accommodation party with respect to the enforcement of the Obligations are, to the fullest extent permissible under Law, expressly waived and released by each Borrower.

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                Borrowers:


                                PROFESSIONAL DETAILING, INC.

                                By: ____________________________________________
                                    Bernard C. Boyle,
                                    Executive Vice President and Chief Financial
                                    Officer


                                TVG, INC.

                                By: ____________________________________________
                                    Charles T. Saldarini,
                                    President


                                PDI INVESTMENT COMPANY, INC.

                                By: ____________________________________________
                                    Bernard C. Boyle,
                                    Vice President


                                PROTOCALL, INC.

                                By: ____________________________________________
                                    Charles T. Saldarini,
                                    President


                                LIFECYCLE VENTURES, INC.

                                By: ____________________________________________
                                    Charles T. Saldarini,
                                    President

                                Banks and Agents:


                                PNC BANK, NATIONAL ASSOCIATION,
                                individually and as Agent

                                By: ____________________________________________
                                    Judy B. Land
                                    Vice President


                                THE BANK OF NEW YORK,
                                individually and as Documentation Agent

                                By: ____________________________________________
                                    Linda Mae Coppa
                                    Vice President


                                COMMERCE BANK/NORTH

                                By: ____________________________________________
                                    Michael J. Ferrara
                                    Vice President


                                SOVEREIGN BANK

                                By: ____________________________________________
                                    Michael J. Hassett
                                    Vice President

SCHEDULE 1.1(B)

COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Page 1 of 2

Part 1 - Commitments of Banks and Addresses for Notices to Banks

                                                     Amount of                Amount of
                                                   Commitment for           Commitment for
                                                    Short-Term                Long-Term
                                                 Revolving Credit          Revolving Credit              Total             Ratable
              Bank                                     Loans                    Loans                  Commitment           Share
              ----                               ----------------          ----------------            ----------          -------
1.   THE BANK OF NEW YORK                            $7,500,000                 $7,500,000             $15,000,000           25%
     385 Rifle Camp Road
     West Paterson, NJ 07424
     Attention: Linda Mae Coppa,
     Vice President
     Phone: (973) 357-7714
     Fax: (973) 357-7705
     lcoppa@bankofny.com

2.   COMMERCE BANK/NORTH                             $7,500,000                 $7,500,000             $15,000,000           25%
     1100 Lake Street
     Ramsey, NJ 07446
     Attention: Michael Ferrara,
     Vice President
     Phone: (201) 512-2954
     Fax: (201) 825-1755
     mferrara@yesbank.com


3.   PNC BANK, NATIONAL ASSOCIATION                 $10,000,000                $10,000,000             $20,000,000        33.33%
     One Garret Mountain
     Plaza, 4th Floor
     West Paterson, NJ 07424
     Attention: Judy B. Land,
     Vice President
     Phone: (973) 881-5476
     Fax: (973) 881-5234
     judy.land@pncbank.com


                               SCHEDULE 1.1(B)-1

4.    SOVEREIGN BANK
      Three Radnor Corporate                         $5,000,000                 $5,000,000             $10,000,000        16.67%
      Center, Suite 210
      100 Matsonford Road
      Radnor, PA 19087
5.    Attention: Michael Hassett,
      Vice President
      Phone: (610) 526-6302
      Fax: (610) 526-6214

     mhassett@sovereignbank.com
                                                 ==============             ==============          ==============          ===

                         TOTAL                   $30,000,000.00             $30,000,000.00          $60,000,000.00          100%


                               SCHEDULE 1.1(B)-2

SCHEDULE 1.1(B)

COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Page 2 of 2

Part 2 - Addresses for Notices to Borrower and Administrative and Syndication
Agent:

ADMINISTRATIVE AND SYNDICATION AGENT

PNC BANK, NATIONAL
ASSOCIATION
One Garret Mountain Plaza
4th Floor
West Paterson, NJ 07424
Attention: Judy B. Land, Vice President
Phone: (973) 881-5476
Fax: (973) 881-5234
judy.land@pncbank.com

BORROWER:

PROFESSIONAL DETAILING, INC.
LIFECYCLE VENTURES, INC.
TVG, INC.
PDI INVESTMENT COMPANY, INC.
PROTOCALL, INC.

10 Mountain Road, Suite C200
Upper Saddle River, NJ 07458

Attention: Mr. Brian Boyle, Chief
Financial Officer

Phone: (201) 258-8451
Fax: (201) 258-8406
bboyle@pdi-inc.com


                               SCHEDULE 1.1(B)-3

                PRICING GRID FOR PROFESSIONAL DETAILING, INC.(1)

========================================================================================================================
                                  LEVEL I             LEVEL II               LEVEL III               LEVEL IV
========================================================================================================================
                                 Less than        Less than 1.50 to      Less than 2.00 to
                                                 1 but greater than     1 but greater than     Greater than or
       Leverage Ratio                                or equal to            or equal to       equal to 2.00 to 1.
                                1.00 to 1.           1.00 to 1.             1.50 to 1.
========================================================================================================================
  Commitment Fee Short-Term        17.5                 22.5                   27.5                    32.5
 Revolving Credit Commitment
========================================================================================================================
  Commitment Fee Long-Term         25.0                 30.0                   35.0                    40.0
 Revolving Credit Commitment
========================================================================================================================
           LIBOR +                 150.0                175.0                  200.0                  225.0
========================================================================================================================
         Base Rate +                 0                    0                      0                     25.0
========================================================================================================================
    Letter of Credit Fee           150.0                175.0                  200.0                  225.0
========================================================================================================================

(1)   In basis points.

      Changes in the applicable levels resulting from changes in the Leverage Ratio shall be based upon the certificate most recently delivered to the Banks pursuant to Section 7.3.4.

                       PROFESSIONAL DETAILING, INC. GROUP

                                 EXHIBIT 1.1(C)

                                  FORM OF NOTE

$________________

                                                                  March 30, 2001
                                                       New Brunswick, New Jersey

      FOR VALUE RECEIVED, each of the undersigned, PROFESSIONAL DETAILING, INC., TVG, INC., PDI INVESTMENT COMPANY, INC., PROTOCALL, INC., and LIFECYCLE VENTURES, INC. (each a "Borrower" and collectively the "Borrowers"), hereby promises to pay to the order of [NAME OF BANK] (the "Bank") the principal amount of ______________________ AND 00/100 DOLLARS ($__________.00) or, if less, the unpaid principal amount of the [Short-Term/Long-Term] Revolving Credit Loans (the "Loans") made by the Bank to the Borrowers, in the amounts and at the times set forth in the Credit Agreement, dated as of March 30, 2001, among the Borrower, the Bank, the other Banks party thereto, PNC Bank, National Association, as Agent, and The Bank of New York, as Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Agent located at One Garret Mountain, 4th Floor, West Patterson, New Jersey 07424, or at such other place in the United States of America as the Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms defined in the Credit Agreement are used herein with the same meanings.

      The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits set forth in the Loan Documents.

      The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, (a) the date of each Loan made by the Bank to the Borrowers, (b) the type and amount thereof,
(c) the interest rate (without regard to the Applicable Base-Rate Margin or Applicable Euro-Rate Margin, as the case may be) and Interest Period applicable to each Loan and (d) the date and amount of each renewal or conversion of, and each payment or prepayment of the principal of, any such Loan. The entries made in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of the Credit Agreement.

      Except as specifically otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

      Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. Neither any of the Borrowers nor the Bank shall have the right to assign its respective rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Bank with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with
Section 10.1 of the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      All communications and notices hereunder shall be in writing and given as provided in Section 10.6 of the Credit Agreement.

      Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New Jersey State court or Federal court of the United States of America sitting in State of New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and each Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New Jersey State or, to the extent permitted by applicable law, in such Federal court. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against any Borrower, or any of its property, in the courts of any jurisdiction.

      Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. Each Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      Each Borrower irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of any Borrower to serve process in any other manner permitted by law.

      EACH BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
      (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.


                                          PROFESSIONAL DETAILING, INC.

                                          By:_________________________________
                                             Bernard C. Boyle,
                                             Executive Vice President and
                                               Chief Financial Officer


                                          TVG, INC.

                                          By:_________________________________
                                             Charles T. Saldarini,
                                             President


                                          PDI INVESTMENT COMPANY, INC.

                                          By:_________________________________
                                             Bernard C. Boyle,
                                             Vice President


                                          PROTOCALL, INC.

                                          By:_________________________________
                                             Charles T. Saldarini,
                                             President


                                          LIFECYCLE VENTURES, INC.

                                          By:_________________________________
                                             Charles T. Saldarini,
                                             President